                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         DEKALB GENETICS CORPORATION
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              (Name of Registrant as Specified in Its Charter)



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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


    Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

      -------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.


    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount previously paid:________________________________________
     2) Form, schedule or registration statement no.:__________________
     3) Filing party:__________________________________________________
     4) Date filed:____________________________________________________

                          DEKALB GENETICS CORPORATION

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 20, 1998

     The Annual Meeting of Stockholders of DEKALB Genetics Corporation (the "Company") will be held at the DeKalb County Farm Bureau, 1350 West Prairie Drive, Sycamore, Illinois 60178, on Tuesday, January 20, 1998 at 3:00 p.m., Central Standard Time, for the following purposes:

          (1) To elect four directors.

          (2) To approve a proposed amendment to the Restated Certificate of Incorporation of DEKALB Genetics Corporation.

          (3) To approve the amended and restated DEKALB Genetics Corporation Long-Term Incentive Plan.

          (4) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Enclosed herewith is a Proxy Statement setting forth information with respect to the election of directors, the approval of an amendment to the Restated Certificate of Incorporation, the approval of the amended and restated Long-Term Incentive Plan and certain other information.

     Only stockholders holding shares of Class A Common Stock of record at the close of business on November 21, 1997 will be entitled to vote at the meeting.

     Class A Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

                                          By Order of the Board of Directors

                                          John H. Witmer, Jr., Secretary


November 24, 1997

                          DEKALB GENETICS CORPORATION
                               3100 SYCAMORE ROAD
                             DEKALB, ILLINOIS 60115

                               ------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of DEKALB Genetics Corporation (the "Company") to be held on January 20, 1998, or at any adjournment or adjournments thereof, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The principal executive offices of the Company are located at 3100 Sycamore Road, DeKalb, Illinois 60115.

     The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time before it is exercised by written notice of revocation given to the Secretary of the Company or by filing with him a later dated proxy. All shares of the Company's Class A Common Stock, without par value, represented by properly executed and unrevoked proxies will be voted if such proxies are received in time for the meeting. Such proxies and this Proxy Statement are being sent to stockholders on or about November 24, 1997.

                      OUTSTANDING SHARES AND VOTING RIGHTS


     Only holders of shares of Class A Common Stock of record at the close of business on November 21, 1997 will be entitled to vote at the meeting. At the record date, there were outstanding 4,712,084 shares of Class A Common Stock. In addition, the Company had outstanding on such date 29,864,852 shares of Class B Common Stock which are not entitled generally to vote. Each share of Class A Common Stock is entitled to one vote upon each matter to be voted on at the meeting. Stockholders do not have the right to cumulate votes in the election of directors and directors will be elected by a plurality of the votes cast. Consequently, votes that are withheld in the election of directors and broker non-votes will not affect the outcome of the election of directors.


                     COST AND METHOD OF PROXY SOLICITATION

     The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such material by mail to each beneficial owner of shares of the Company's Class A Common Stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

                INFORMATION CONCERNING NOMINEES FOR DIRECTOR AND
                  OTHER DIRECTORS WHO WILL CONTINUE IN OFFICE


     At the meeting, three directors (Bruce P. Bickner, Dr. Charles J. Arntzen and Virginia Roberts Holt) are to be elected to hold office for a term of three years or until his or her successor is duly elected and qualified. H. Blair White became 70 years of age during August 1997. However, in accordance with the provisions of the By-Laws of the Company, the Board of Directors waived the age limitation to permit Mr. White to be nominated for, and if elected, to serve, an additional year. Accordingly, Mr. White has been nominated to the class of directors whose terms will expire in 1999 and the Board has increased the size of such class by one and decreased by one the size of the class of directors whose terms expire in 2001.


     Proxies submitted pursuant to this solicitation will be voted, unless specified otherwise, for the election of the four persons named as nominees, each of whom has served continuously as a director of the Company since the date indicated below. All nominees were elected as directors by vote of the stockholders. In the event any of the nominees, all of whom have expressed an intention to serve if elected, fail to stand for election, the persons named in the enclosed form of proxy may vote for substitute nominees in their discretion.


     There are eight directors whose present terms of office will continue after the meeting until 1999 or 2000, as indicated below. Each has served continuously as a director of the Company since the date indicated beside his or her name.

     Also set forth below is the principal occupation of each nominee and continuing director during the past five years.


               NAME AND PRINCIPAL OCCUPATION                      AGE       DIRECTOR SINCE
               -----------------------------                      ---       --------------
Nominee for Director Whose Term Will Expire in 1999:
H. Blair White..............................................      70       August 29, 1988
     Mr. White is Of Counsel to Sidley & Austin, a law firm
     that provides legal services to the Company. Mr. White
     is Chairman of the Compensation Committee and of the
     Executive Committee.
Nominees for Director Whose Terms Will Expire in 2001:
Bruce P. Bickner............................................      54       June 15, 1988
     Mr. Bickner is Chairman and Chief Executive Officer of
     the Company. Mr. Bickner was Chairman of the Board and
     Chief Executive Officer of DEKALB Energy Company until
     November 1992. He is a director of Castle BancGroup,
     Inc. and NICOR Inc. Mr. Bickner is a member of the
     Executive Committee.
Dr. Charles J. Arntzen......................................      56       August 1, 1990
     Dr. Arntzen is President and Chief Executive Officer of
     the Boyce Thompson Institute for Plant Research, Inc.
     He was Manager, Plant Biotechnology Program, Institute
     of Biosciences and Technology of Texas A & M University
     until he assumed his present position in August 1995.
     He also serves on the University of Chicago's Board of
     Governors for the Argonne National Laboratory. Dr.
     Arntzen is Chairman of the Audit Committee.
Virginia Roberts Holt.......................................      42       January 16, 1996
     Mrs. Holt was President of Charles A. Lowe &
     Associates, an audiology practice, until May 1997.
Directors Whose Terms Will Expire in 1999:
Allan Aves..................................................      66       August 29, 1988
     Mr. Aves is a farmer and is a director of the Illinois
     Farm Bureau, the former President and a director of the
     DeKalb County Farm Bureau and the former President and
     Chairman of the Board of the American Soybean
     Association. He is a member of the Audit Committee.

               NAME AND PRINCIPAL OCCUPATION                      AGE       DIRECTOR SINCE
               -----------------------------                      ---       --------------
Douglas C. Roberts..........................................      45       August 29, 1988
     Mr. Roberts is Vice President-Marketing of the Company.
     He held the position of Director, U.S. Business Units
     of the Company's seed division from May 1993 until
     February 1995 when he was elected to his present
     position. He was Corn Product Director of the Company's
     seed division until May 1993. Mr. Roberts is a member
     of the Executive Committee.
Paul H. Hatfield............................................      61       October 13, 1992
     Mr. Hatfield is Chairman of Hatfield Capital Group, a
     private investment company. He was Chairman, President
     and Chief Executive Officer of Petrolite Corporation
     from November 1995 until July 1997. He was Chairman of
     Hatfield Capital Group from February 1995 until
     November 1995. He was Vice President of Ralston Purina
     Company and President and Chief Executive Officer of
     Protein Technologies International until February 1995.
     He is a director of PENWEST, Ltd. and Solutia Inc. Mr.
     Hatfield is a member of the Audit Committee.
Dr. Robert T. Fraley........................................      44       April 16, 1996
     Dr. Fraley is Co-President, Ag Sector of Monsanto, one
     of five sectors of Monsanto specializing in Life
     Sciences. Until he assumed his present position in
     March 1997, he was President of Ceregen, a unit of
     Monsanto Company that develops chemical, biotechnology
     and seed products for agriculture. He was Group Vice
     President and General Manager of the New Products
     Division of Monsanto Company until January 1995. He was
     Vice President of Technology with responsibility for
     crop chemical and plant biotechnology research and
     development for The Agricultural Group of Monsanto
     Company until February 1993. Dr. Fraley is a member of
     the Executive Committee.
Directors Whose Terms Will Expire in 2000
Tod R. Hamachek.............................................      51       June 1, 1992
     Mr. Hamachek is President and Chief Executive Officer
     of PENWEST, Ltd., a leading supplier of corn-based
     specialty products for the paper industry, food grade
     starches for the food and confectionery industries, and
     non-active ingredients for the pharmaceutical industry.
     He is a director of PENWEST, Ltd., Northwest Natural
     Gas Company and The Seattle Times Co. Mr. Hamachek is a
     member of the Compensation Committee.
John T. Roberts.............................................      39       July 1, 1993
     Mr. Roberts is a Private Investor. He was Chief
     Financial Officer and Treasurer of Quest Environmental
     Resources Corporation until July 1997. Mr. Roberts is a
     member of the Compensation Committee.
Richard O. Ryan.............................................      55       June 15, 1988
     Mr. Ryan is President and Chief Operating Officer of
     the Company. Mr. Ryan is a member of the Executive
     Committee.
William M. Ziegler..........................................      40       January 13, 1997
     Mr. Ziegler is Special Projects Director in the Ag
     Sector of Monsanto Company. He was Special Projects
     Director of Ceregen, a unit of Monsanto Company that
     develops chemical, biotechnology and seed products for
     agriculture until he assumed his present position in
     March 1997. He was Business Director, Corn and Soybeans
     of Ceregen until November 1996. He was with Booz, Allen
     & Hamilton until March 1993.

                       BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed by or under the direction of the Board of Directors. The Board has established several committees whose principal functions are briefly described below. During fiscal 1997, the Board of Directors held four meetings. All of the directors attended at least 75 percent of the meetings of the Board and of the Committees on which they served during the year. Directors who are not employees of the Company or nominees of Monsanto Company are paid $14,000 annually, plus $1,000 per day for attending meetings of the Board of Directors, meetings of the committees of the Board of Directors or for attending other meetings at the request of the Company, plus expenses for attending meetings. An additional fee of $1,000 per year is paid to each of the Chairmen of the Executive, Compensation and Audit Committees.

     Pursuant to the DEKALB Genetics Corporation Director Stock Option Plan (the "Director Plan"), directors who are not officers or employees of the Company or nominees of Monsanto Company may elect to receive options to purchase shares of Class A Common Stock of the Company in lieu of cash compensation ("Director Options"). The number of shares of Class A Common Stock subject to each Director Option shall be equal to the nearest number of whole shares determined by dividing the amount of the Annual Retainer and Meeting Fees by 25 percent of the Fair Market Value (as defined below) of a share of Class A Common Stock on the date of the annual meeting of stockholders of the Company. For purposes of the Director Plan, the "Annual Retainer" is equal to the amount the director will be entitled to receive for serving as a director in the relevant year and the "Meeting Fees" are equal to the amounts the director will be entitled to receive for attendance at all regularly scheduled meetings of the Board of Directors or any committee of the Board of Directors of which he is a member in the relevant year. If a director does not attend such a Board of Directors or committee meeting (including non-attendance because any meeting was not held), the director will forfeit that portion of the Director Options related to the Meeting Fees for that meeting. The per share exercise price of the Class A Common Stock subject to each Director Option will be 75 percent of the Fair Market Value of a share of Class A Common Stock on the date prior to the date such Director Option was granted. Under the Director Plan, the "Fair Market Value" of a share of Class A Common Stock is the last price per share at which a share of the Company's Class B Common Stock is sold in the regular way on the New York Stock Exchange on the day prior to the day each Director Option is granted, or, in the absence of any reported sales on such day, the first preceding day on which there were such sales.


     The Executive Committee is authorized to act in lieu of the Board between meetings of the Board and recommends to the Board nominees for the Board. The Executive Committee will consider suggestions for Board nominees by shareholders if such suggestions are received in writing by the Secretary of the Company on or before May 31 of each year. The Executive Committee held five meetings during fiscal 1997.


     The Audit Committee reviews periodically with independent auditors the performance of the services for which such auditors are engaged, including reviewing the scope of the annual audit and its results, reviewing the adequacy of the Company's internal accounting controls with management and auditors, and reviewing fees charged by the Company's independent auditors. The Audit Committee held three meetings during fiscal 1997.

     The Compensation Committee reviews and recommends to the Board of Directors compensation to be paid to senior officers of the Company. During fiscal 1997, the Compensation Committee held four meetings. Certain members of the Board of Directors serve, along with officers of the Company, on committees administering various employee benefit plans of the Company.

                 APPROVAL OF PROPOSED AMENDMENT TO THE RESTATED
                          CERTIFICATE OF INCORPORATION

     The Board of Directors has approved an amendment to the Company's Restated Certificate of Incorporation (the "Proposed Amendment") to increase the number of authorized shares of Class A Common Stock to 35,000,000 and to increase the number of authorized shares of Class B Common Stock to 130,000,000. The Proposed Amendment is set forth in Exhibit A to this Proxy Statement and the description of the Proposed Amendment contained herein is qualified in its entirety by reference to the full text of such Exhibit A.

PURPOSES AND EFFECT OF THE PROPOSED AMENDMENT


     The Restated Certificate of Incorporation of the Company currently provides that the total number of shares of Class A Common Stock that the Company is authorized to issue is 15 million and that the total number of shares of Class B Common Stock that the Company is authorized to issue is 45 million. In addition, the Restated Certificate of Incorporation provides that the Company is authorized to issue 500,000 shares of Preferred Stock.



     At the Record Date, 8,809,414 shares of Class A Common Stock were issued and outstanding and reserved for issuance. At the Record Date, 30,152,034 shares of Class B Common Stock were issued and outstanding and reserved for issuance. No shares of Preferred Stock of the Company were issued or outstanding or reserved for issuance. Accordingly, at the Record Date the Company had available for issuance an aggregate of only 6,190,586 shares of Class A Common Stock and 14,847,966 shares of Class B Common Stock.


     The Proposed Amendment provides that the authorized capital stock of the Company consists of a total of 165,000,000 shares, consisting of (i) 35,000,000 shares of Class A Common Stock, (ii) 130,000,000 shares of Class B Common Stock and (iii) 500,000 shares of Preferred Stock.

     The purpose of the proposed increase in the number of authorized shares of Class A and Class B Common Stock of the Company is to ensure that additional shares will be available, if and when needed, for issuance from time to time for any proper purpose approved by the Board of Directors. Although there are no present arrangements, agreements or understandings for the issuance of additional shares of Class A or Class B Common Stock (other than the shares previously reserved for issuance, which are included in the share numbers listed above), the Board of Directors believes that the availability of the additional authorized shares for issuance upon approval of the Board without the necessity for, or the delay inherent in, a meeting of the stockholders of the Company will be beneficial to the Company and its stockholders by providing the Company with the flexibility required to promptly consider and respond to future business opportunities and needs as they arise.

     If the Proposed Amendment is approved by the holders of Class A Common Stock, the Board of Directors does not presently intend to seek further stockholder approval with respect to any particular issuance of shares, unless required by applicable law, by regulatory authorities, or by the policies, rules and regulations of the New York Stock Exchange or such other stock exchange on which the securities of the Company may then be listed.

     Stockholders of the Company do not have any preemptive or similar rights to subscribe for or purchase any additional shares that may be issued in the future and, therefore, future issuances, depending upon the circumstances, may have a dilutive effect on the earnings per share, book value per share, voting power and other interests of the existing stockholders.

     The proposed increase in the authorized number of shares could have an anti-takeover effect, although that is not its purpose. For example, if the Company were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of Class A Common Stock, thereby diluting the voting power of the other outstanding shares of Class A Common Stock and increasing the potential cost of the takeover. The availability of this defensive strategy could discourage unsolicited takeover attempts, thereby limiting the opportunity for the stockholders to realize a higher price for their shares than might otherwise be available in the public markets. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented for the purpose of creating an anti-takeover device.

VOTES REQUIRED FOR APPROVAL

     Approval of the Proposed Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote at the meeting. Consequently, shares of Class A Common Stock which are voted to abstain from voting on the approval of the Proposed Amendment and shares which are not voted with respect to such approval (including broker non-votes) will have the effect of a vote against the Proposed Amendment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT.

                        APPROVAL OF AMENDED AND RESTATED
                            LONG-TERM INCENTIVE PLAN


     The Board of Directors has amended and restated the DEKALB Genetics Corporation Long-Term Incentive Plan. Such Incentive Plan was originally approved in 1988 by the then sole stockholder of the Company and was amended with stockholder approval in 1992 to authorize certain grants thereunder and in 1996 to increase the number of shares available for grant thereunder and to place limitations on the number of shares subject to awards and on the number of shares subject to awards to any participant in any year. Such Incentive Plan, as amended and restated (the "Plan"), is set forth in Exhibit B to this Proxy Statement and the description of the Plan contained herein is qualified in its entirety by reference to the full text of such Exhibit B.



     The purpose of the Plan is to advance the interests of the Company, its shareholders and its subsidiaries by attracting, retaining and stimulating the performance of officers, other key employees, consultants, independent contractors, agents and other advisors and to encourage and enable such individuals to acquire and retain a proprietary interest in the Company. The Plan provides that it is administered by the Stock Option Committee appointed by the Board of Directors of the Company (the "Committee") and that the Committee has sole discretion and authority to determine from among eligible persons to whom and the time or times at which stock options ("Options"), restricted stock ("Restricted Stock") and stock appreciation rights ("SARs") under the Plan may be granted or awarded, the number of shares of Class A or Class B Common Stock to be subject to each Option, SAR or Restricted Stock award and all other determinations necessary or advisable in the administration of the Plan. Each grant of an Option or SAR and each award of Restricted Stock under the Plan shall be on such terms and provisions consistent with the Plan as the Committee may determine.


     The maximum number of shares of Class A and Class B Common Stock of the Company authorized and reserved for issuance under the Plan is equal to 4,405,830, subject to adjustment in the event of certain changes in the Company's corporate structure or capital stock. If an Option or SAR terminates for any reason without being wholly exercised or if Restricted Stock is forfeited for any reason, the number of shares subject to such Option or SAR and not purchased pursuant to such Option or SAR or the number of shares of such forfeited Restricted Stock again becomes available for future grants under the Plan.


     The Plan provides that no Option, SAR or Restricted Stock may be granted or awarded if and to the extent that such grant or award would cause the total number of shares of Common Stock subject to then outstanding and unexercised Options and SARs, plus the total number of shares of Restricted Stock awarded under the Plan (other than shares no longer subject to restrictions under the Plan) to exceed 8 1/2% of the total number of shares of Common Stock outstanding at the time of such grant or award. In addition, the Plan provides that, to the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the maximum number of shares of Common Stock available for grants or awards to any participant in any fiscal year shall not exceed 300,000 shares (subject to adjustment as provided in the Plan).



     Grants of Options and SARs. The Plan provides for the granting of Options through either incentive stock options as defined under Section 422 of the Code ("ISOs") or nonqualified stock options.

     The per share exercise price of Common Stock subject to Options will be the closing transaction price of a share of Class B Common Stock as reported in the New York Stock Exchange Composite Transactions on the day the Option is granted, or, if there is no reported transaction for such day, the next preceding day for which a transaction was reported (the "Fair Market Value"); provided the Fair Market Value may be determined by the Committee by whatever means or method as the Committee, in its good faith discretion, deems appropriate.



     The Plan provides that the Committee may grant an SAR with respect to an Option (concurrently with the grant of such Option or, in certain cases, at a later time and as to all or any portion of the shares subject to such Option) or alone. An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock or cash or any combination thereof. The Plan provides that upon the exercise of an SAR the number of shares of Common Stock which shall be issuable shall be determined by dividing (i) the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds either (A) in the case of an SAR related to an Option, the purchase price of the shares under such Option or (B) in the case of an SAR which is not related to an Option, an amount equal to the Fair Market Value of the Common Stock on the date of grant, by (ii) the Fair Market Value of a share of Common Stock on the exercise date. The Plan provides that in lieu of issuing shares of Common Stock upon the exercise of an SAR, the Committee may elect to pay cash or any combination of cash and shares of Common Stock equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable.



     The term of each Option or SAR granted shall be determined by the Committee, provided that (i) except as otherwise provided in the Plan, the Committee may, in its discretion, terminate outstanding Options or SARs or accelerate the exercise dates thereunder, upon 60 days written notice to the participant, (ii) the period during which each ISO shall be exercised shall be not later than ten years from the date of grant and (iii) the term of each SAR shall not exceed ten years and one day from the date of grant. The Committee may establish performance measures which must be satisfied or met as a condition to the grant of an Option or SAR or the exercisability of all or a portion of an Option or SAR.


     Options and SARs may not be exercised unless and until the participant has remained in the employ of the Company or its subsidiaries for six months (or such longer term as may be established by the Committee) from the date of grant, except in the case of the participant's death, retirement on or after his sixty-fifth birthday or permanent and total disability of the participant within such six-month period. If a participant dies at any time after his Option or SAR is granted and while in the employ of the Company or its subsidiaries or within 60 days after termination of such employment, the executor or administrator of such participant's estate or a permitted transferee shall have the right, for a three-year period after the date of the participant's death, to exercise the Option or SAR, subject to the provisions described in the preceding paragraph. If a participant dies within 60 days after the termination of his employment the Option or SAR may be exercised only to the extent it was exercisable at the date of termination of employment and not exercised. If a participant retires on or after his sixty-fifth birthday or becomes permanently and totally disabled at any time after an Option or SAR is granted, the participant shall have the right, during the three-year period after such retirement or disability to exercise the Option or SAR, subject to the provisions described in the preceding paragraph.


     If, on or after six months from the date of grant of an Option or SAR (or such longer time as may be established by the Committee), the participant's employment is terminated for any reason, other than (i) death, (ii) permanent and total disability, (iii) retirement on or after age 65, (iv) retirement on or after age 55, (v) retirement on or after age 50 but on or after a date on which a participant's age plus years of service equals or exceeds 65, (vi) a separation negotiated and agreed to between a participant and the Company, (vii) elimination of a participant's position at the Company, or (viii) serious misconduct, then the participant shall have the right, during the 60-day period after such termination, to exercise the Option or SAR to the extent it was exercisable and not exercised prior to the date of such termination; provided that such time period may be shortened in accordance with the Plan if a shortened exercise period is applied to optionees in general. If a participant's employment with the Company or its subsidiaries is terminated for "serious misconduct" (including, but not limited to, embezzlement or misappropriation of corporate funds, other acts of dishonesty, significant activities harmful to the reputation of the Company or its subsidiaries, a significant violation of the Company or subsidiary policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to the participant, or a significant violation of any contractual, statutory or common law duty of loyalty to the Company or its subsidiaries), the right to exercise the Option or SAR shall immediately terminate and all rights thereunder shall cease.


     If a participant's employment is terminated because either (i) the participant retires on or after age 55, (ii) the participant retires on or after age 50 but on or after a date on which such participant's age plus years of service equals or exceeds 65 or (iii) the position held by the participant is eliminated by the Company, then the participant will have the right, during the one-year period after such termination to exercise the Option or SAR. If a participant's employment is terminated on a basis negotiated and agreed to by the Company and the participant, then the participant will have the right during a period ending after such termination determined by the Committee or management (not longer than three years or shorter than 60 days) to exercise the Option or SAR.



     No Option or SAR may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated except (i) by will or by the laws of descent and distribution, (ii) pursuant to a domestic relations order, (iii) to one or more of the participant's Immediate Family Members, (iv) to a trust or trusts for the exclusive benefit of one or more of the participant's Immediate Family Members,
(v) to a partnership or limited liability company in which one or more of the participant's Immediate Family Members are the only partners or members, (vi) to a person for whom the participant is the legal guardian and (vii) to such other persons or entities approved in advance by the Committee. An "Immediate Family Member" is any child, stepchild, grandchild, sibling, spouse of any of the foregoing, spouse, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, niece, nephew, aunt or uncle and shall include adoptive relationships.


     The Plan provides that a participant, whether or not his Options are exercisable, shall, in the sole discretion of the Committee (determined either at the date of grant of an Option or thereafter), be entitled to receive a cash payment from the Company, as and when cash dividends are payable to holders of Common Stock, in an amount equal to the cash dividend which would be paid to such participant in respect of all shares subject to such Options were such participant the holder of such shares on the record date for such cash dividend.

     The Plan contains additional provisions restricting the grants of and the terms of grants of ISOs.


     Awards of Restricted Stock. The Plan provides that the Committee may grant awards of shares of Restricted Stock in such amounts and on such terms and conditions as it may determine. In addition to the restrictions on transfer described below, the Committee may impose other restrictions on shares of Restricted Stock, including restrictions under federal and state securities laws and under the requirements of any stock exchange or association on which the Common Stock is then listed. The Committee may also establish performance measures which must be satisfied or met as a condition to the vesting of all or a portion of the shares of Restricted Stock.



     Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated for such period of time, not exceeding ten years, as the Committee shall determine (the "Restricted Period"), subject to earlier satisfaction of other conditions as specified by the Committee. If the holder of Restricted Stock retires on or after his sixty-fifth birthday or if such a holder's employment terminates during the Restricted Period because of his death or permanent and total disability, the Restricted Period shall lapse, all related performance measures, if any, shall be deemed to have been satisfied at the maximum level and, except for any other restrictions imposed on the Restricted Stock by the Committee, the shares of Restricted Stock shall be free of restrictions and freely transferable. If a holder of Restricted Stock terminates his employment during the Restricted Period for any reason other than as described in the preceding sentence, any shares of Restricted Stock subject to restrictions at the date of such termination shall be forfeited and returned to the Company. If a holder of Restricted Stock is involuntarily terminated by the Company other than for serious misconduct (as defined in the Plan and described above), the Committee may waive the automatic forfeiture of any or all shares of Restricted Stock.

     General. The Board of Directors of the Company may amend, modify or terminate the Plan, provided that no such amendment, modification or termination may be made without the approval of the shareholders of the Company which (i) increases the total number of shares of Common Stock subject to the Plan (except as provided by certain terms of the Plan), (ii) changes the manner of determining the Option or SAR price, (iii) withdraws the administration of the Plan from the Committee or the Board of Directors of the Company, (iv) extends the maximum period or reduces the minimum period during which Options or SARs may be exercised or the maximum Restricted Period, or (v) changes the class of persons who may become participants in the Plan. Further, no amendment, modification or termination of the Plan may affect any Option or SAR theretofore granted or Restricted Stock theretofore awarded without the consent of the participant or a permitted transferee of the Option, SAR or Restricted Stock.

     Federal Income Tax Consequences. The following is a brief summary of the U.
S. federal income tax consequences of awards made under the Plan.


     A participant will not recognize any income upon the grant of an Option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a non-qualified Option equal to the excess of the fair market value of the shares purchased over the exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO. If the shares acquired by exercise of an ISO are held for the longer of two years from the date the ISO was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.



     A participant who is granted SARs will not recognize any taxable income upon the grant of the SARs. Upon exercise, the participant will recognize taxable compensation in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.



     A participant will not recognize taxable income at the time of the grant of Restricted Stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time such Restricted Stock is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares of Restricted Stock at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is deductible by the Company as compensation expense, except to the extent the limit of Section 162(m) of the Code applies. In addition, a participant receiving dividends with respect to shares of Restricted Stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.



VOTES REQUIRED FOR APPROVAL



     Approval of the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote at the meeting. Consequently, shares of Class A Common Stock which are voted to abstain from voting on the approval of the Plan and shares which are not voted with respect to such approval (including broker non-votes) will have the effect of a vote against the Plan.



THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of November 21, 1997 the beneficial ownership of the Class A and Class B Common Stock of the Company (including shares as to which a right to acquire ownership exists (e.g., through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934) of each director and director nominee, each Named Executive Officer (as defined below) and all directors and executive officers as a group. All share and per share numbers in this Proxy Statement have been revised to reflect the two-for-one split of the Class A and Class B Common Stock to shareholders of record on July 25, 1997:


                                                               NUMBER OF SHARES OF COMMON STOCK
                                                              OWNED BENEFICIALLY AND PERCENTAGES
                                                                 OF EACH CLASS OUTSTANDING ON
                                                                     NOVEMBER 21, 1997(1)
                                                         --------------------------------------------
                                                          CLASS A          %          CLASS B     %
                                                          -------          -          -------     -
Dr. Charles J. Arntzen(2)..............................     39,258         .826            --      --
Allan Aves(3)..........................................     82,877        1.729            --      --
Bruce P. Bickner(4)....................................    365,088        7.210            --      --
Richard T. Crowder(5)..................................     62,533        1.310            --      --
Dr. Robert T. Fraley...................................         --           --            --      --
Tod R. Hamachek(6).....................................     49,654        1.043            --      --
Paul H. Hatfield(7)....................................     65,018        1.361            --      --
Virginia Roberts Holt(8)(9)............................  2,753,369          (17)       65,020    .218
Thomas R. Rauman(10)...................................     66,467        1.391         1,092    .004
Douglas C. Roberts(9)(11)..............................  2,753,369          (17)       71,870    .241
John T. Roberts(9)(12).................................  2,753,369          (17)       57,446    .192
Richard O. Ryan(13)....................................    209,400        4.263        25,100    .084
H. Blair White(14).....................................    127,392        2.663            --      --
John H. Witmer, Jr.(15)................................    123,600        2.558            --      --
William M. Ziegler.....................................         --           --            --      --
All of the above and all other executive officers as a
  group (19 persons)(16)...............................  3,923,675(17)   65.283(17)   224,128    .750


---------------
 (1) The Securities and Exchange Commission defines the beneficial owner of a security as including any person who has sole or shared voting or investment power with respect to such security. Unless otherwise noted, the named individual has sole voting and investment power with respect to the shares of Class A (voting) Common Stock and sole investment power with respect to the shares of Class B (non-voting) Common Stock listed.

 (2) 39,258 shares of Class A Common Stock subject to options which may be acquired on or prior to January 20, 1998.


 (3) Includes 81,977 shares of Class A Common Stock subject to options which may be acquired on or prior to January 20, 1998.


 (4) Includes 351,300 shares of Class A Common Stock subject to options which may be acquired on or prior to January 20, 1998. 58,000 of such shares subject to options are held in a family limited partnership in which Mr. Bickner is the general partner.

 (5) 62,533 shares of Class A Common Stock subject to options which may be acquired on or prior to January 20, 1998.

 (6) 49,654 shares of Class A Common Stock subject to options which may be acquired on or prior to January 20, 1998.

 (7) 65,018 shares of Class A Common Stock subject to options which may be acquired on or prior to January 20, 1998.

 (8) The number of shares of Class A Common Stock reported represents (i) 2,671,650 shares of Class A Common Stock held pursuant to a Voting Trust Agreement of which Virginia Roberts Holt is a Voting Trustee, plus (ii) 81,719 shares of Class A Common Stock subject to options granted to Virginia Roberts Holt, Douglas C. Roberts or John T. Roberts which may be acquired on or prior to January 20, 1998 (12,950 of which shares relate to options granted to Virginia Roberts Holt). All of such shares are also reported in this table as being beneficially owned by Douglas C. Roberts and John T. Roberts. Of the 2,671,650 shares of Class A Common Stock held pursuant to the Voting Trust Agreement, 860,216 shares are represented by a Trust Certificate held by Virginia Roberts Holt. Included are 118,184 shares of Class A Common Stock which (together with 52,760 shares of Class B Common Stock) are held in trusts for the benefit of the children of Virginia Roberts Holt of which she or her spouse is the trustee. The provisions of such Voting Trust Agreement and related agreements are described under "Certain Shareholder Agreements." The shares of Class B Common Stock listed above include 7,570 shares of Class B Common Stock held by her spouse.

 (9) Douglas C. Roberts, John T. Roberts and Virginia Roberts Holt are brothers and sister.


(10) 66,467 shares of Class A Common Stock subject to options which may be acquired on or prior to January 20, 1998.


(11) The number of shares of Class A Common Stock reported represents (i) 2,671,650 shares of Class A Common Stock held pursuant to a Voting Trust Agreement of which Douglas C. Roberts is a Voting Trustee, plus (ii) 81,719 shares of Class A Common Stock subject to options granted to Virginia Roberts Holt, Douglas C. Roberts or John T. Roberts which may be acquired on or prior to January 20, 1998 (23,933 of which shares relate to options granted to Douglas C. Roberts). All of such shares are also reported in this table as being beneficially owned by Virginia Roberts Holt and John T. Roberts. Of the 2,671,650 shares of Class A Common Stock held pursuant to the Voting Trust Agreement, 836,322 shares are represented by a Trust Certificate held by Douglas C. Roberts. Included are 135,708 shares of Class A Common Stock which (together with 19,902 shares of Class B Common Stock) are held in trusts for the benefit of the children of Douglas C. Roberts of which he or his spouse is the trustee. The provisions of such Voting Trust Agreement and related agreements are described under "Certain Shareholder Agreements." The shares of Class B Common Stock listed above include 3,370 shares of Class B Common Stock held by his spouse.

(12) The number of shares of Class A Common Stock reported represents (i) 2,671,650 shares of Class A Common Stock held pursuant to a Voting Trust Agreement of which John T. Roberts is a Voting Trustee, plus (ii) 81,719 shares of Class A Common Stock subject to options granted to Virginia Roberts Holt, Douglas C. Roberts or John T. Roberts which may be acquired on or prior to January 20, 1998 (44,836 of which shares relate to options granted to John T. Roberts). All of such shares are also reported in this table as being beneficially owned by Virginia Roberts Holt and Douglas C. Roberts. Of the 2,671,650 shares of Class A Common Stock held pursuant to the Voting Trust Agreement, 846,678 shares are represented by a Trust Certificate held by John T. Roberts. Included are 112,194 shares of Class A Common Stock which (together with 42,306 shares of Class B Common Stock) are held in trusts for the benefit of the children of John T. Roberts of which he or his spouse is the trustee. The provisions of such Voting Trust Agreement and related agreements are described under "Certain Shareholder Agreements." The shares of Class B Common Stock listed above include 7,570 shares of Class B Common Stock held by his spouse.

(13) Includes 200,267 shares of Class A Common Stock subject to options which may be acquired on or prior to January 20, 1998. 8,000 shares of Class B Common Stock are held in the S. Orville Ryan Family Foundation of which Mr. Ryan is the President.

(14) Includes 71,904 shares of Class A Common Stock subject to options which may be acquired on or prior to January 20, 1998.

(15) Includes 120,600 shares of Class A Common Stock subject to options which may be acquired on or prior to January 20, 1998.


(16) Includes 1,298,150 shares of Class A Common Stock subject to options which may be acquired on or before January 20, 1998.



(17) As shown in footnotes 8, 11 and 12 and as described under "Certain Shareholder Agreements," Douglas C. Roberts, John T. Roberts and Virginia Roberts Holt share voting power with respect to 2,671,650 shares of Class A Common Stock. Accordingly, such shares (which represent 56.698% of the outstanding shares of Class A Common Stock on November 21, 1997) are accounted for in this table at three different places. So that the actual impact of their ownership can be better understood, such multiple counting has been eliminated in the total number reported as beneficially owned by all directors and executive officers. The dispositive power and economic benefits of each of them with respect to such shares, as a percent of the total outstanding shares of Class A Common Stock, is Douglas C. Roberts (18.164%), John T. Roberts (18.741%) and Virginia Roberts Holt (18.480%).

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of November 21, 1997 the beneficial ownership of the Company's Class A Common Stock of each person known by the Company to own beneficially more than five percent of such Class of securities and the percentage of all shares of Class A Common Stock that such number of shares represents:


                                                                               PERCENTAGE OF
                                                                                OUTSTANDING
                                                                                 SHARES OF
                                                             SHARES OWNED         CLASS A
                    NAME AND ADDRESS                        BENEFICIALLY(1)    COMMON STOCK
                    ----------------                        ---------------    -------------
John T. Roberts
Virginia Roberts Holt
Douglas C. Roberts
Charles C. Roberts
Mary R. Roberts
  c/o Douglas C. Roberts................................       2,753,369(2)        57.436%
     DEKALB Genetics Corporation
     3100 Sycamore Road
     DeKalb, Illinois 60115
Monsanto Corporation(3).................................         485,442           10.302%
  800 North Lindbergh Blvd.
  St. Louis, Missouri 63167
Bruce P. Bickner(4).....................................         365,088            7.210%
  11702 Deerpath Road
  Sycamore, Illinois 60178


---------------
(1) The Securities and Exchange Commission defines the beneficial owner of a security as including any person who has sole or shared voting or investment power with respect to such security.


(2) Charles C. Roberts and Mary R. Roberts are husband and wife and are the father and mother of John T. Roberts, Virginia Roberts Holt and Douglas C. Roberts. The shares reported represent shares held pursuant to a Voting Trust Agreement of which each of them is a Voting Trustee, plus shares subject to options held by them, which shares may be acquired on or prior to January 20, 1998. See Notes 8, 11 and 12 on pages 10 and 11. The provisions of such Voting Trust Agreement and related agreements are described under "Certain Shareholder Agreements."


(3) Monsanto has entered into a Stockholders' Agreement, the provisions of which are described under "Certain Shareholder Agreements."


(4) See Note 4 on page 10.

                         CERTAIN SHAREHOLDER AGREEMENTS

     The following describes certain provisions of (i) a Voting Trust Agreement (the "Voting Trust Agreement") among each of Douglas C. Roberts, Virginia Roberts Holt, John T. Roberts, Charles C. Roberts and Mary R. Roberts (the "Voting Trustees"), individually and as trustees of trusts created for the benefit of their spouses or children (the Voting Trustees and such trusts being referred to as the "Shareholders"), (ii) a Roberts Family Shareholder Agreement (the "Family Shareholder Agreement") among the Shareholders and (iii) a Stockholders' Agreement (the "Monsanto Stockholders' Agreement") among the Shareholders and Monsanto Company ("Monsanto"). Such description has been based on information set forth in a Schedule 13D filed with the Securities and Exchange Commission by the Voting Trustees.

VOTING TRUST AGREEMENT

     Pursuant to the terms of the Voting Trust Agreement, the shares of Class A Common Stock listed under "Principal Stockholders" as being beneficially owned by the Voting Trustees were transferred to the Voting Trustees for deposit pursuant to the Voting Trust Agreement, and the Voting Trustees issued trust certificates ("Trust Certificates") in respect of such shares. The Voting Trust Agreement provides that any Shareholder who subsequently acquires any shares of Class A Common Stock of the Company will deposit such shares with the Voting Trustees to be held pursuant to the Voting Trust Agreement (any shares deposited with the Voting Trustees pursuant to the Voting Trust Agreement are referred to as "Subject Shares").

     The Voting Trust Agreement provides that the Voting Trustees have full right and power to vote all Subject Shares upon all matters submitted to a vote or consent of shareholders of the Company and that the Voting Trustees will vote all Subject Shares as a unit in accordance with the determination of a majority of the Voting Trustees, except that with respect to the Investment Agreement Matters (as defined herein under "-- Monsanto Stockholders' Agreement") or business combinations (as defined in the Monsanto Stockholders' Agreement) involving the Company ("Company Business Combinations"), the Voting Trustees will vote in accordance with the instructions of holders of Trust Certificates or, if no instructions are given, in accordance with the recommendation of the Board of Directors of the Company.

     All dividends or distributions upon the Subject Shares will be paid by the Voting Trustees to the holders of Trust Certificates ratably based on the number of Subject Shares reflected on the Trust Certificates, except that any dividend or distribution of voting stock of the Company will be deposited pursuant to the Voting Trust Agreement.

     The Voting Trustees have no power to sell or otherwise dispose of any Subject Shares, except that the Voting Trustees are required to tender or exchange Subject Shares in accordance with the terms of any tender or exchange offer if (i) the Voting Trustees are so instructed by the holder of the Trust Certificate for such Subject Shares and (ii) such tender or exchange offer, if consummated, would result in the beneficial ownership by a group or person of all of the shares of Class A and Class B Common Stock and the Company has previously published its position or recommendation with respect to such tender or exchange offer pursuant to applicable rules under the Securities Exchange Act of 1934, as amended (any such tender or exchange offer described in this clause
(ii) being referred to as a "Qualifying Tender Offer").

     The Voting Trust Agreement will terminate with respect to any Subject Share on the earliest to occur of (i) the withdrawal of such Subject Share in accordance with the provisions of the Family Shareholder Agreement, (ii) the written agreement of all Voting Trustees and (iii) when the voting of such Subject Share ceases to be vested in the Voting Trustees.

FAMILY SHAREHOLDER AGREEMENT

     The Family Shareholder Agreement provides that no Shareholder will sell, withdraw from the Voting Trust Agreement or otherwise dispose of any interest in Subject Shares except as provided in the Family Shareholder Agreement. Each Shareholder has agreed not to sell, convey, transfer, assign or otherwise dispose of ("transfer") any interest in any Class A Common Stock or other voting common or voting preferred stock of the Company, any option, warrant or other right to acquire Class A Common Stock or such other voting stock or any security exchangeable for or convertible into Class A Common Stock or such other voting stock (collectively, "Company Voting Stock"), unless such Shareholder has withdrawn the Subject Shares from the Voting Trust Agreement after compliance with the procedures described in the following paragraph.

     Any Shareholder desiring to withdraw Subject Shares from the Voting Trust Agreement must give written notice to the other Shareholders, each of whom will then have an option to purchase his or her pro rata portion of such Subject Shares at a market price based on a thirty day average of the daily closing prices for the Class B Common Stock on the New York Stock Exchange (or, if there is no such market price, an appraised value for such Subject Shares). If such other Shareholders have not elected to acquire all of such Subject Shares, then each Shareholder who elected to acquire Subject Shares will have a further option to purchase his or her pro rata portion of the Subject Shares which such other Shareholders have not elected to acquire. Any Subject Shares not acquired by such other Shareholders after such further option may be withdrawn from the Voting Trust Agreement and will no longer be subject to the Family Shareholder Agreement.

     The Family Shareholder Agreement provides that the restrictions on transfer therein will not apply to certain permitted transfers ("Permitted Transfers") specified therein, including (i) certain pledges of Company Voting Stock, (ii) a transfer of Company Voting Stock to other Shareholders or their spouses, descendants or certain other trusts or other entities, (iii) any exchange, conversion or transfer of Company Voting Stock in connection with a Company Business Combination, other than any agreement to transfer prior to the Company's execution of an agreement with respect to such Company Business Combination or (iv) any tender or exchange in accordance with the terms of a Qualifying Tender Offer.

     The Family Shareholder Agreement will terminate on January 31, 2006.

MONSANTO STOCKHOLDERS' AGREEMENT

     The Monsanto Stockholders' Agreement was entered into in connection with a series of agreements between the Company and Monsanto described under "Certain Transactions", including an Investment Agreement between the Company and Monsanto (the "Investment Agreement").


     The Investment Agreement provides, among other things, that (i) Monsanto was entitled to nominate one member to the Company's Board of Directors (pursuant to such provision Robert T. Fraley was appointed to the Board on April 16, 1996) and that Monsanto could nominate for election at the Company's 1997 annual meeting of stockholders, an additional member (pursuant to such provision William M. Ziegler was elected) to the Company's Board (any such nominee or nominees being referred to as "Monsanto Nominees"), (ii) the By-Laws of the Company were amended to (a) state that the primary business of the Company is the research-based production, marketing, licensing and sale of agronomic seed, including both technology related thereto and products derived therefrom, (b) state that the use of voting securities by the Company to facilitate strategic collaborations is in the Company's best interests (but as to any one strategic collaboration the maximum amount of voting securities of the Company to be issued to any individual, entity or group will not exceed 10% of the voting securities of the Company then outstanding) and (c) prohibit the Company from acquiring any business or assets outside of such primary business that would constitute a substantial part (as defined in the Investment Agreement) of the Company; provided that such By-Law amendments permit the Company to change its primary business, issue voting securities to facilitate a strategic collaboration or acquire any business outside of such primary business unless three of the members of the Board vote against the resolution relating to such change or transaction (such By-Law provisions described in this clause (ii) being referred to as the "By-Law Provisions") and (iii) while Monsanto beneficially owns either 5% of the Class A Common Stock or 20% of the Class B Common Stock, if the Company proposes to issue for cash (subject to specified limitations) any shares of Common Stock, securities convertible into such shares or options, warrants or rights to acquire such shares ("Equity"), Monsanto will have the right to purchase all or any portion of its pro rata share of such Equity on the terms set forth in the Investment Agreement (the provisions described in this clause (iii) being referred to as the "Equity Purchase Provisions" and the provisions described in clauses (i), (ii) and (iii) being referred to as the "Investment Agreement Matters").

     The Monsanto Stockholders' Agreement provides that each Shareholder will use best efforts to attend each stockholder meeting for purposes of establishing a quorum and will vote all of its shares of Company Voting Stock in favor of any Monsanto Nominee recommended by the Board of Directors of the Company, provided that such Monsanto Nominee is reasonably satisfactory to the Company. In addition, the Monsanto Stockholders' Agreement provides that each Shareholder will not, without the consent of Monsanto, initiate any action that would result in the amendment of the By-Law Provisions and that each Shareholder will vote its Company Voting Stock in favor of any proposed amendment to the Company's certificate of incorporation to increase the Company's authorized capital stock, which amendment is required in order for the Company to comply with the Equity Purchase Provisions.

     The Monsanto Stockholders' Agreement provides that except for Permitted Transfers, no Shareholder may transfer any interest in its Company Voting Stock except as provided by the Monsanto Stockholders' Agreement, and that, with limited exceptions, no Shareholder will convert any Class A Common Stock to Class B Common Stock until such time as such Shareholder has entered into a binding agreement to sell or convey such Class B Common Stock to a third party.

     If any Shareholder desires to transfer any interest in its Company Voting Stock (other than a Permitted Transfer) such Shareholder will make a written offer to Monsanto (a "Shareholder Offer") to purchase such Company Voting Stock and Monsanto will have the option to purchase all but not less than all of such Company Voting Stock for the price and upon the terms upon which such Shareholder proposes to transfer such Company Voting Stock. If Monsanto rejects the Shareholder Offer, Monsanto has the exclusive right for a period of time to propose alternative terms for such purchase. If Monsanto does not accept the Shareholder Offer and Monsanto and such Shareholder have not otherwise reached an agreement regarding such purchase within such time period, then such Shareholder may offer and sell such Company Voting Stock to any person or entity on terms that are at least as favorable to such Shareholder as those set forth in the Shareholder Offer or those offered by Monsanto in any counter offer.

     In the event of any involuntary transfer of any Company Voting Stock (other than a Permitted Transfer), Monsanto will have an exclusive option to purchase all but not less than all of the Company Voting Stock subject to the involuntary transfer in cash at a purchase price (i) based on a thirty day average of the daily closing prices for the Class B Common Stock on the New York Stock Exchange or (ii) if the Company Voting Stock is not Class A Common Stock or if the Class B Common Stock is not publicly traded, based on the fair market value thereof determined by an investment banking firm.

     The Monsanto Stockholders' Agreement will be effective until the earlier of
(i) the termination of the collaboration agreement entered into between the Company and Monsanto (except if it is terminated by reason of a material breach thereof by the Company or by reason of a governmental decree caused by voluntary action of the Company), (ii) Monsanto owning less than 5% of the outstanding Class A Common Stock or less than 50% of the highest percent of the outstanding Common Stock beneficially owned by Monsanto after completion of any purchases in the market of Class B Common Stock by Monsanto as permitted under the Investment Agreement during the one year period after the March 8, 1996 closing under the Investment Agreement (the "Closing"), (iii) the termination of the Investment Agreement or (iv) the eleventh anniversary of the Closing or any subsequent anniversary of such Closing upon notice by Monsanto or a majority in interest of the Company Voting Stock by persons who are then Shareholders.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table sets forth compensation paid by the Company and its subsidiaries for the fiscal years indicated to the Chief Executive Officer and to the four most highly compensated executive officers, other than the Chief Executive Officer, serving at the end of fiscal 1997 (the "Named Executive Officers"):

                                                                                   LONG TERM
                                             ANNUAL COMPENSATION                  COMPENSATION
                                    -------------------------------------   ------------------------
                                                                              AWARDS       PAYOUTS
                                                                            ----------   -----------
                                                                            NUMBER OF
                                                                            SECURITIES   PERFORMANCE
NAME AND PRINCIPAL POSITION                                OTHER ANNUAL     UNDERLYING      UNIT          ALL OTHER
    AT AUGUST 31, 1997       YEAR    SALARY     BONUS     COMPENSATION(1)   OPTIONS(2)     PAYOUTS     COMPENSATION(3)
---------------------------  ----    ------     -----     ---------------   ----------   -----------   ---------------
Bruce P. Bickner...........  1997   $328,654   $341,250       $17,448         30,000       $93,800(5)      $65,160
Chairman and Chief           1996    294,231    379,688        11,140         28,200             0          52,346
  Executive Officer          1995    285,016    225,000        20,389         22,000             0          28,277
Richard O. Ryan............  1997    249,616    226,875        14,547         18,800        56,000(5)       43,101
President and Chief          1996    239,423    276,094         6,836         48,000             0          31,103
  Operating Officer          1995    231,369    119,250         7,952         36,000             0          16,860
Richard T. Crowder.........  1997    224,615    192,500        10,120         13,600        17,500(5)       34,869
Senior Vice President,       1996    214,635    136,000             0         42,000             0          25,253
  International(4)           1995    171,514     52,400             0         30,000             0          94,893
Thomas R. Rauman...........  1997    164,808    105,000        12,903          8,000        28,000(5)       20,504
Vice President, Finance      1996    159,615     87,000         6,498         30,000        14,000          16,664
  and CFO                    1995    153,093     33,500         6,472         27,000             0          10,623
John H. Witmer, Jr. .......  1997    169,809     78,375         5,200          6,000        23,800(5)       20,621
Senior Vice President        1996    164,080     77,125         1,235          6,000             0          15,992
  & General Counsel          1995    164,885     43,000           331              0             0          14,135

---------------

(1) Other Annual Compensation for fiscal 1997 arose from the following sources:
    Taxable income for executive car participants (Mr. Bickner -- $2,942, Mr. Ryan -- $8,271, Mr. Crowder -- $6,245, Mr. Rauman -- $7,803); Personal use of company airplane (Mr. Bickner -- $11,997, Mr. Ryan -- $1,376); Financial Planning (Mr. Ryan -- $4,900, Mr. Crowder -- $3,875, Mr. Rauman -- $5,100, Mr. Witmer -- $5,200); and reimbursement to Mr. Bickner for income taxes related to benefit plan of $2,509.


(2) No restricted stock or stock appreciation rights (SARs) were awarded to the Named Executive Officers during fiscal 1995, 1996 or 1997.


(3) All Other Compensation for fiscal 1997 arose from the following sources:
    Company contributions to the Company's Deferred Compensation Plan (Mr. Bickner -- $44,667, Mr. Ryan -- $30,057, Mr. Crowder -- $16,849, Mr. Rauman
    -- $8,145 and Mr. Witmer -- $7,755); Company contributions to the Company's Savings and Investment Plan (Mr. Bickner -- $12,000, Mr. Ryan -- $12,000, Mr. Crowder -- $12,000, Mr. Rauman -- $12,000 and Mr. Witmer -- $12,000);
    and reimbursement for life insurance premiums (Mr. Bickner -- $8,493, Mr. Ryan -- $1,044, Mr. Crowder -- $1,020, Mr. Rauman -- $359 and Mr. Witmer -- $866); and Company payment to Mr. Crowder of $5,000 for spouse international travel benefit.


(4) Mr. Crowder's employment with the Company began October 26, 1994.

(5) The amount shown has been earned and the full amount will be paid so long as the final one-third of the units vest on January 17, 1998.

                        OPTION GRANTS DURING FISCAL 1997

     The following table sets forth the number of shares of Class A Common Stock that were granted subject to options during fiscal 1997 to each Named Executive Officer receiving such a grant:

                                                     INDIVIDUAL GRANTS
                               --------------------------------------------------------------
                                                      PERCENTAGE OF
                                                       TOTAL SHARES
                               NUMBER OF SECURITIES     GRANTED TO     EXERCISE
                                UNDERLYING OPTIONS      EMPLOYEES      PRICE PER   EXPIRATION      GRANT DATE
            NAME                    GRANTED(1)        IN FISCAL 1997     SHARE        DATE      PRESENT VALUE(2)
            ----               --------------------   --------------   ---------   ----------   ----------------
Bruce P. Bickner.............         30,000              11.2%         $30.375     01/12/07        $587,700
Richard O. Ryan..............         18,800               7.0%         $30.375     01/12/07        $368,292
Richard T. Crowder...........         13,600               5.1%         $30.375     01/12/07        $266,424
Thomas R. Rauman.............          8,000               3.0%         $30.375     01/12/07        $156,720
John H. Witmer, Jr...........          6,000               2.3%         $30.375     01/12/07        $117,540

---------------
(1) These options to purchase Class A Common Stock of the Company were granted under the Company's Long-Term Incentive Plan (LTIP) at an exercise price of 100 percent of fair market value on the date of grant. The options are exercisable over a period of not more than ten years from the date of grant. The stock option grants were made effective January 13, 1997. Vesting is over a three-year period from the date of grant, with one-third of the options vesting on January 13, 1998, one-third vesting on January 13, 1999, and the final one-third vesting on January 13, 2000.

(2) Grant date present value is based on a Black-Scholes option pricing model adapted for use in valuing executive stock options. In calculating the grant present values set forth in the table, a factor of 40% has been assigned to the volatility of the common stock, the annual dividend assumption is $0.14 per share, the interest rate has been fixed at 8.00% and the exercise of options has been assumed to occur at the end of the actual option term of ten years. There is no assurance that these assumptions will prove to be true in the future. Consequently, the actual value, if any, an executive may realize will depend on the common stock price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

               AGGREGATED OPTION EXERCISES DURING FISCAL 1997 AND
                       FISCAL 1997 YEAR-END OPTION VALUES

     The following table sets forth the number of shares of Class A and Class B Common Stock that were purchased pursuant to options exercised, and the number and value of shares subject to unexercised options at August 31, 1997, for each of the Named Executive Officers:

                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                OPTIONS HELD AT                    OPTIONS AT
                              SHARES                           AUGUST 31, 1997(1)              AUGUST 31, 1997(2)
                             ACQUIRED         VALUE       ----------------------------    ----------------------------
          NAME              ON EXERCISE    REALIZED(2)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----              -----------    -----------    -----------    -------------    -----------    -------------
Bruce P. Bickner........         -0-            -0-         324,400         56,300        $11,889,266     $1,113,595
Richard O. Ryan.........         -0-            -0-         166,000         62,800        $ 5,961,754     $1,582,522
Richard T. Crowder......         -0-            -0-          34,000         51,600        $ 1,122,749     $1,337,453
Thomas R. Rauman........         -0-            -0-          44,800         37,000        $ 1,521,482     $1,007,920
John H. Witmer, Jr. ....         -0-            -0-         116,600         10,000        $ 4,283,877     $  178,084

---------------
(1) No employee of the Company holds any SARs relating to Class A or Class B Common Stock.

(2) Market value of underlying securities at exercise or year-end, minus the exercise price. Market value is based on the $39.25 per share closing price on the New York Stock Exchange of the Class B Common Stock on August 29, 1997.

             LONG-TERM INCENTIVE PLANS -- AWARDS DURING FISCAL 1997

     The following table sets forth the long-term incentive awards made during fiscal 1997 to each Named Executive Officer receiving such an award:

                                                                              ESTIMATED FUTURE PAYOUTS UNDER
                                            NUMBER OF        PERFORMANCE        NON-STOCK PRICE BASED PLANS
                                        PERFORMANCE UNITS    PERIOD UNTIL    ---------------------------------
                NAME                       AWARDED(1)         MATURATION     THRESHOLD     TARGET     MAXIMUM
                ----                    -----------------    ------------    ---------     ------     -------
Bruce P. Bickner....................         105,000           08/31/99        52,500      105,000     183,750
Richard O. Ryan.....................          65,800           08/31/99        32,900       65,800     115,150
Richard T. Crowder..................          47,600           08/31/99        23,800       47,600      83,300
Thomas R. Rauman....................          28,000           08/31/99        14,000       28,000      49,000
John H. Witmer, Jr. ................          21,000           08/31/99        10,500       21,000      36,750

---------------

(1) The targeted value of each performance unit is $1.00 with a maximum payout of $1.75 per unit. The performance units vest over a three-year period with one-third vesting at the end of the first year, one-third vesting at the end of the second year and the final one-third vesting at the end of the third year. For all Named Executive Officers, the payment is based on earnings per share for fiscal year 1999.


           ESTIMATED ANNUAL RETIREMENT BENEFITS FOR YEARS OF SERVICE

     The following table sets forth the estimated annual retirement benefits payable upon retirement pursuant to the Company's retirement plans for the indicated levels of remuneration and years of service for each Named Executive
Officer:

                                                            YEARS OF SERVICE
FINAL AVERAGE                                 --------------------------------------------
COMPENSATION                                     5           10          15          20
-------------                                    -           --          --          --
 $200,000.................................    $ 30,000    $ 60,000    $ 90,000    $120,000
 $225,000.................................      33,750      67,500     101,250     135,000
 $250,000.................................      37,500      75,000     112,500     150,000
 $275,000.................................      41,250      82,500     123,750     165,000
 $300,000.................................      45,000      90,000     135,000     180,000
 $325,000.................................      48,750      97,500     146,250     195,000
 $350,000.................................      52,500     105,000     157,500     210,000
 $375,000.................................      56,250     112,500     168,750     225,000
 $400,000.................................      60,000     120,000     180,000     240,000
 $425,000.................................      63,750     127,500     191,250     255,000
 $450,000.................................      67,500     135,000     202,500     270,000
 $475,000.................................      71,250     142,500     213,750     285,000
 $500,000.................................      75,000     150,000     225,000     300,000
 $525,000.................................      78,750     157,500     236,250     315,000
 $550,000.................................      82,500     165,000     247,500     330,000
 $575,000.................................      86,250     172,500     258,750     345,000
 $600,000.................................      90,000     180,000     270,000     360,000
 $625,000.................................      93,750     187,500     281,250     375,000
 $650,000.................................      97,500     195,000     292,500     390,000
 $675,000.................................     101,250     202,500     303,750     405,000
 $700,000.................................     105,000     210,000     315,000     420,000
 $725,000.................................     108,750     217,500     326,250     435,000
 $750,000.................................     112,500     225,000     337,500     450,000

     The defined benefit plan for executives was modified in 1997. Two enhancements and two reductions in plan benefits were made. As to the first enhancement, the benefit formula was changed from 2% times final three years average pay times years of service (up to a maximum of 30 years) to 3% times final three years average pay times years of service (up to a maximum of 20 years). Second, the maximum annual benefit limit of $207,500 indexed at 3% per year from 1989 was eliminated. As to the first reduction, the gross benefit for executives now will be reduced by the regular match from the defined contribution plan in addition to the other benefits more fully described below. Second, the early retirement reduction factor was increased to 5% per year from 3%.

     The credited years of service for each of the following Named Executive Officers is:


Bruce P. Bickner............................................     19
Richard O. Ryan.............................................     15
Thomas R. Rauman............................................     24
John H. Witmer, Jr..........................................     16


     The benefits are calculated by determining the average annualized earnings (i.e., salary and bonus) of the applicable 36 months and multiplying this by the number of years of service (up to a maximum of 20 years) times three percent. These benefits will be reduced by social security benefits, the benefit from the regular match of the defined contribution plan (starting on the date the defined benefit plan for executives was modified), qualified pension plan benefits and benefits from a profit sharing plan previously provided by the Company. The benefit table assumes that the participant will retire at age 65. If the participant retires at an earlier age, the benefit will be reduced by five percent for every year retirement takes place before age 65.


     Mr. Crowder is not eligible for the above retirement benefit. The Company has guaranteed that his annual retirement benefit starting at age 65 (from Social Security, the Company's qualified retirement plans (excluding the Company's 401(k) plan as it was in effect in September 1994) and the Company's non-qualified retirement plans) will equal or exceed an amount equal to two percent times his years of service times his average annual compensation during his last thirty-six months of employment. At August 31, 1997, Mr. Crowder's years of credited service were two.


                             EMPLOYMENT AGREEMENTS

     The Company has entered into written employment agreements with all of the Named Executive Officers. Each employment agreement provides for a one-year term and is subject to successive one-year extensions unless notice of termination is given. The employment agreements provide for the following base salaries for fiscal 1998 to be paid to the executive officers: Mr. Bickner ($350,000), Mr. Ryan ($265,000), Mr. Crowder ($250,000), Mr. Rauman ($170,000) and Mr. Witmer
($170,000). Those executive officers will have Company performance-related bonus opportunities which have been set for a target bonus of $277,000; $175,000; $135,000; $85,000 and $80,000, respectively, which could be exceeded if performance merits. Each employment agreement provides that if the executive officer is terminated prior to the expiration of the term of the agreement, such executive officer will also be entitled to termination pay equal to 24 months' base salary and target bonus in the case of Messrs. Bickner and Ryan, 12 months' base salary and target bonus in the case of Mr. Crowder and 12 months' base salary in the case of Messrs. Witmer and Rauman. Messrs. Bickner, Ryan, and Crowder are subject to noncompetition limitations for periods of time equaling the length of their termination pay.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation (including the compensation of the chief executive officer (the "CEO")):

     With input on competitive and recommended practices from external independent consultants, the Compensation Committee of the Board of Directors has overseen the development and implementation of Company compensation programs which seek to enhance Company profitability and shareholder value. The Company's objective is to closely align the senior managers' (including the CEO) financial interests with those of the Company's shareholders. The Company subscribes to a total compensation theory in which base salary, annual bonus, benefits, perquisites and long-term incentives as components of the compensation package are considered individually and in total. The Company considers three factors in determining the levels and proportions of these compensation components for executive managers (including the CEO).

     The most important element is the Company's past and expected financial performance and whether bonus payments are consistent with shareholder return. Primary factors in determining shareholder return are net earnings and the accomplishment of specific strategic objectives that will enhance earnings and asset return. These specific strategic objectives include goals such as market share gains, new product development, strategic plan development and marketing plan accomplishment.


     Secondly, consideration is given to the competitive practice of like-sized companies and similar industries for paying positions with equivalent responsibilities. The Company uses both a seed industry survey and general industry surveys in determining external pay levels. The seed industry survey is conducted by WMS and Co., Inc. and covers pay practices of 22 competitive seed companies. The primary general industry compensation surveys used are conducted by William M. Mercer, Inc., Hewitt Associates and Towers Perrin. Emphasis is placed on companies comparable in size to the Company.



     The Company's compensation goal is to target its executives (including the CEO) to be paid competitive rates when performance expectations are met and above competitive levels when expectations are exceeded. The Company targets its executives (including the CEO) to be paid between the 50th and 75th percentile of competitive rates when performance expectations are met and above competitive levels (75th percentile or higher) when performance expectations are exceeded. As a guideline, no bonus will be awarded until a significant portion (generally 70 to 90 percent)) of the related objective has been reached. At that level of performance, approximately 50 percent of bonus target will be paid. Bonus payments will increase until 100 percent of target is paid at 100 percent objective accomplishment. Performance in excess of the objective will earn a bonus payment over target. Where the circumstances warrant, the Committee reserves the right to make special bonus awards. Base salaries are normally at or about the 50th percentile of competitive practice. The portion of annual cash compensation subject to performance bonus accomplishment is normally at or greater than the competition.


     Finally, internal pay equity within the Company between executive positions is considered. Individual performance, responsibility level and length of time in position are all factors in determining placement within the appropriate salary range. Major determinants of responsibility level are size of assets managed and the ability to influence profitability.


     Based upon the Company's current level of compensation, it is not necessary to adopt a policy at this time with respect to Section 162(m) of the Code. The Committee will continue to monitor the Company's compensation levels and adopt necessary policies as it deems appropriate.


     Criteria for determining fiscal 1997 annual performance bonuses for the Named Executive Officers (including the CEO) included earnings, profit contribution, market share and specific individual objectives.

     The following table summarizes fiscal 1997 bonus opportunities and criteria for the Named Executive Officers:

                                                                   CRITERIA AS A PERCENT OF BONUS TARGET
                                               1997 BONUS        -----------------------------------------
                                                TARGET AS            NET
                                            PERCENT OF TOTAL      CORPORATE       SEGMENT      INDIVIDUAL
                  NAME                      CASH COMPENSATION    PERFORMANCE    PERFORMANCE    PERFORMANCE
                  ----                      -----------------    -----------    -----------    -----------
Bruce P. Bickner........................           44%               75%            10%            15%(1)
Richard O. Ryan.........................           40%               50%            50%             --
Richard T. Crowder......................           33%               13%            87%             --
Thomas R. Rauman........................           33%               75%            25%             --
John H. Witmer, Jr. ....................           25%               50%             --            50%(2)

---------------
(1) Included an objective on a Strategic Research Plan.

(2) Included objectives on legal staffing as well as business review and internal audit plans.

     Certain members of the Committee, in their capacity as the DEKALB Genetics Corporation Long-Term Incentive Plan Administrative Committee, periodically grant key employees, including the Named Executive Officers, awards under the Company's Long-Term Incentive Plan ("LTIP"). The LTIP provides the flexibility to grant longer term incentives in a variety of forms including stock options, stock appreciation rights and restricted stock. The Committee currently views stock options and performance unit grants, which the Committee also grants from time to time, (the only awards currently outstanding) as the best long term incentive vehicles to ally the interests of management and shareholders. In awarding stock options and performance units, the Committee reviews and approves individual recommendations made by the Chief Executive Officer and the President. The Committee in turn determines the awards for the CEO and the President.

     Factors used in determining individual award size are competitive practice (awards needed to attract and retain management talent), rank within the Company (internal equity), responsibility for asset management (size of job) and ability to affect profitability. In each individual case, previous option and performance unit grants are considered in determining the size of new awards.

     The Committee, as it deems appropriate, seeks outside professional counsel on the value, size, term and criteria of awards. Towers Perrin was retained in this capacity in fiscal 1997.

     The foregoing Compensation Committee Report has been furnished by:

          H. Blair White, Chairman
          Tod R. Hamachek
          John T. Roberts

                   COMPARISON OF CUMULATIVE FIVE-YEAR RETURNS
           ASSUMES $100 INVESTED ON 9/1/92 AND DIVIDEND REINVESTMENT

                            DEKALB      PEER GROUP    PEER GROUP      BROAD         BROAD
  MEASUREMENT PERIOD       GENETICS       ($500-        ($1-2         MARKET        MARKET
 (FISCAL YEAR COVERED)   CORPORATION   1,000MM)(1)      BB)(1)     (NASDAQ)(2)    (NYSE)(2)
1992                              100           100           100           100           100
1993                            92.77        133.46        115.15        130.18        116.49
1994                           121.93        135.68        121.55        142.24        124.24
1995                           153.93        174.16        130.43        169.25        141.56
1996                           381.35        186.42        141.02        190.05        166.71
1997                           925.58        231.11        175.36        263.05        224.66

(1) There are no published industry or line of business indices that parallel the Company's primary business endeavors, nor is there a group of publicly-traded companies in the same business lines. Therefore, an index of all New York Stock Exchange traded companies with a market capitalization of $1 billion to

    $2 billion (excluding financial institutions) was selected as the Peer Group Index (268 companies). The index is weighted for relative market capitalization. The Peer Group Index used in last year's Proxy Statement was an index of all Nasdaq traded companies with a market capitalization of $500 million to $1 billion (excluding financial institutions) (198 companies). Because the Company's market capitalization exceeded $1 billion on August 31, 1997, the table includes the new Peer Group Index and the old Peer Group Index for comparative purposes.



(2) The Company is not part of the S&P 500 index and was traded on Nasdaq last year and is now traded on the NYSE. Therefore, the Nasdaq Stock Index was selected as the Broad-Based Index prior to this year and the NYSE Index is now being used.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     H. Blair White, a director of the Company, is Of Counsel to the law firm of Sidley & Austin. Sidley & Austin provided legal services to the Company during the past year.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Directors and officers of the Company and persons having 10 percent or more beneficial ownership of the Company's stock are required under Section 16 of the Securities Exchange Act of 1934 to report to the Securities and Exchange Commission their transactions in, and beneficial ownership of, the Company's Class A Common Stock, Class B Common Stock and other equity securities of the Company. Reports received by the Company during the last fiscal year indicate that Monsanto Company, an owner of at least 10 percent of the Company's stock, filed one late report relating to one transaction.

                              CERTAIN TRANSACTIONS

     On January 31, 1996, the Company entered into a series of agreements with Monsanto, including an investment agreement and a collaboration agreement which provides for a long-term research and development collaboration with Monsanto in the field of agricultural biotechnology, particularly corn seed. The Company and Monsanto also entered into cross-licensing agreements covering insect-resistant and herbicide-tolerant corn products targeted to reach the market over the next few years.


     The investment agreement provides that if the Company issues new shares of its Class A or Class B Common Stock pursuant to any of the Company's employee benefit plans, Monsanto may purchase from the Company a sufficient number of shares to maintain its permitted percentage ownership of Class A and Class B Common Stock. During the second quarter of fiscal 1997 and the first quarter of fiscal 1998, the Company completed two sales of equity to Monsanto pursuant to such provisions. Monsanto purchased from the Company 24,102 (after taking into account the two for one stock split that was made to shareholders of record on July 25, 1997) and 156,024 newly issued shares of Class B Common Stock at aggregate prices of $590,725 and $6,299,957, respectively. As provided in the investment agreement, the price for the shares was based upon a specified twenty day average closing price on the applicable securities exchange for the Company's Class B Common Stock.


     During fiscal 1997, Monsanto paid $3,000,000 to the Company under the companies' collaboration agreement that provides for total payments of $19,500,000 over the term of the agreement.


     As part of the cross license agreements entered into between Monsanto and the Company, each party has an obligation to share with the other certain royalties and technology fees it receives that are related to seed corn that contains the applicable insect resistance or herbicide tolerance. The Company received a net payment from Monsanto of about $3,000,000 under the licenses for sales occurring during fiscal 1997.



     The Company sold soybean products for which the Company collected a royalty or technology fee on behalf of Monsanto from the ultimate purchaser of the products, but was not entitled to share the net proceeds with Monsanto. For sales occurring during fiscal 1997, the Company paid Monsanto approximately $1,500,000 for such products, net of certain services fees the Company was permitted to retain. The Company also paid a subsidiary of Monsanto approximately $450,000 as royalties or fees for germplasm and specialty corn products. The Company believes that the terms of each of the agreements pursuant to which such payments were made were at least comparable to the terms Monsanto provided to other seed companies.



     Also, in an effort to increase available supplies of certain seeds to farmers in fiscal 1997, Monsanto paid to the Company approximately $1,200,000 to help cover the Company's incremental winter production costs.


                                    AUDITORS

     Arthur Andersen LLP performed the audit of the fiscal 1997 financial statements of the Company. Representatives of Arthur Andersen are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire to do so and will be available to respond to appropriate inquiries from stockholders.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                      FOR THE JANUARY 1999 ANNUAL MEETING

     Stockholder proposals to be included in the proxy soliciting materials for the Annual Meeting of Stockholders of the Company following the completion of fiscal 1998 must be received by the Company no later than July 28, 1998.

     In addition, the Company's By-Laws require that there be furnished to the Company written notice with respect to the nomination of a person for election as a director or the submission of a proposal (other than nominations and proposals submitted at the direction of the Board) at a meeting of stockholders. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder and the nominee or the proposal, as the case may be, and must be furnished to the Company generally not less than 30 days prior to the meeting. A copy of the applicable By-Law provision may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices.

                DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

     Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than management, intend to present at the meeting. Should any other matters requiring a vote of the stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in respect of any such other matter in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          John H. Witmer, Jr., Secretary

DeKalb, Illinois
November 24, 1997

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          DEKALB GENETICS CORPORATION

     DEKALB Genetics Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY as follows:

     FIRST: The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first sentence of Article FOURTH of the Restated Certificate of Incorporation in its present form and substituting in lieu thereof the following:

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred sixty five million five hundred thousand (165,500,000), of which five hundred thousand (500,000) shares of the par value of One Dollar ($1.00) each shall be Preferred Stock and one hundred sixty five million (165,000,000) shares, without par value, shall be Common Stock divided into two classes, consisting of thirty five million (35,000,000) shares of Class A Common Stock, without par value, and one hundred thirty million (130,000,000) shares of Class B Common Stock, without par value.

     SECOND: The amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment was duly adopted by the Board of Directors and the stockholders of the Corporation pursuant to the requirements of Section 242 of the DGCL.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Senior Vice President, General Counsel and
Secretary and attested by its Assistant Secretary this      day of January,
1998.

                                          DEKALB GENETICS CORPORATION

                                          By:

                                            ------------------------------------
                                                    John H. Witmer, Jr.
                                               Senior Vice President, General
                                                           Counsel
                                                       and Secretary

ATTEST:

---------------------------------------------------------
Doris Riippi
Assistant Secretary

                                                                       EXHIBIT B

                          DEKALB GENETICS CORPORATION
                            LONG-TERM INCENTIVE PLAN

                                   ARTICLE I

                                    PURPOSE


     1.1 The DEKALB Genetics Corporation Long-Term Incentive Plan is intended to advance the interests of the Company, its shareholders and its Subsidiaries by attracting, retaining and stimulating the performance of officers, other key employees, consultants, independent contractors, agents or other advisors upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, and to encourage and enable such officers, other key employees, consultants, independent contractors, agents or other advisors to acquire and retain a proprietary interest in the Company by ownership of its stock. Options granted may, if so intended by the Committee, be designed to meet the requirements of Section 422 of the Code.


                                   ARTICLE II

                                  DEFINITIONS

     2.1 "Board" means the Board of Directors of the Company.

     2.2 "Class A Common Stock" means the Company's no par value Class A Common Stock.

     2.3 "Class B Common Stock" means the Company's no par value Class B Common Stock.


     2.4 "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.



     2.5 "Committee" means the Stock Option Committee appointed by the Board.



     2.6 "Company" means DEKALB Genetics Corporation.



     2.7 "Common Stock" means the Company's Class A Common Stock or Class B Common Stock.



     2.8 "Date of Grant" means the date on which an Option, SAR or Restricted Stock is granted under the Plan.



     2.9 "Fair Market Value" means the closing transaction price of a share of Class B Common Stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined or, if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported; provided, however, that Fair Market Value may be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.



     2.10 "Incentive Stock Option" means a stock option granted under the Plan which is intended to meet the requirements of Section 422 of the Code.



     2.11 "Long-Term Incentive Plan Agreement" means any agreement between the Company and a Participant under which the Participant may receive Restricted Stock, may purchase Common Stock thereunder through stock options or may acquire rights concerning SARs.



     2.12 "Option" means a nonqualified stock option, an Incentive Stock Option or a Stock Appreciation Right (whether granted with respect to another Option or alone) granted under the Plan.



     2.13 "Participant" means a person to whom Restricted Stock, an Option, or an SAR which has not expired, has been granted under the Plan.

     2.14 "Performance Measures" means the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option or SAR, or (ii) during the Period of Restriction as a condition to the holder's receipt of the shares of Common Stock subject to a Restricted Stock award. In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles. Such criteria and objectives may include one or more of the following: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on equity, earnings of the Company, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first quarter of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.



     2.15 "Period of Restriction" means the period during which the transfer of shares of Common Stock is restricted pursuant to Article IX of this Plan.



     2.16 "Plan" means this DEKALB Genetics Corporation Long-Term Incentive
Plan.



     2.17 "Restricted Stock" means Common Stock granted to a participant pursuant to Article VIII of this Plan.



     2.18 "Stock Appreciation Right" or "SAR" is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 7.5.



     2.19 "Subsidiary" or "Subsidiaries" means, unless otherwise indicated, direct and indirect subsidiaries of an entity, including any partnership or other business entity in which the applicable company or one or more Subsidiaries have a majority of the voting interest of the governing body of such partnership or entity.


                                  ARTICLE III

                                  PARTICIPANTS


     Restricted Stock, Options, or SARs may be granted under the Plan to any person who is or who agrees to become an officer, key employee, consultant, independent contractor, agent or other advisor of the Company or any of its Subsidiaries. The Committee may grant Restricted Stock, Options, or SARs to such persons in accordance with such determinations as the Committee from time to time in its sole discretion may make.


                                   ARTICLE IV

                                 ADMINISTRATION


     4.1 Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine from among eligible persons those to whom and the time or times at which Restricted Stock, Options or SARs may be granted and the number of shares of Restricted Stock that may be awarded or the number of shares of Common Stock to be subject to each Option or SAR. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Long-Term Incentive Plan Agreement, and to make all the determinations necessary or advisable in the administration of the Plan. All such actions and determinations by the Committee shall be conclusively binding for all purposes and upon all persons.

     4.2 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

     4.3 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible employees, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE V

                        SHARES OF STOCK SUBJECT TO PLAN


     5.1 Limitations. Subject to adjustment pursuant to the provisions of
Section 5.3 hereof, the number of shares of Common Stock which may be issued and sold or granted hereunder shall be 2,305,830; provided that on and after September 1, 1995, there shall be an additional 2,100,000 shares of Common Stock (subject to adjustment pursuant to the provisions of Section 5.3 hereof) which are available for grants of awards hereunder. The number of shares which may be issued and sold or granted may be either authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. SARs awarded and exercised pursuant to Article VII shall be considered to be Common Stock for purposes of this Section 5.1, provided that shares of Common Stock subject to an Option, and an SAR granted with respect thereto, shall only be counted once.



     Notwithstanding the foregoing, (a) no Option, SAR or Restricted Stock may be granted or awarded hereunder if and to the extent that such grant or award would cause the total number of shares of Common Stock subject to then outstanding and unexercised Options and SARs, plus the total number of shares of Restricted Stock awarded hereunder (other than shares of Registered Stock which are no longer subject to restrictions under this Plan) to exceed eight and one-half percent (8 1/2) of the total number of shares of Common Stock outstanding at the time of such grant or award and (b) to the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code, the maximum number of shares of Common Stock available for grants of awards hereunder to any Participant in any fiscal year of the Company shall not exceed 300,000 shares (subject to adjustment pursuant to the provisions of Section 5.3 hereof)


     5.2 Restricted Stock, SARs and Options Granted Under Plan. Shares of Common Stock with respect to which Restricted Stock shall have vested, or an Option or SAR granted hereunder shall have been exercised, shall not again be available for award hereunder. If Restricted Stock awarded hereunder shall be forfeited or if an Option or SAR granted hereunder shall terminate for any reason without being wholly exercised, the number of shares to which such Restricted Stock forfeiture or Option or SAR termination relates shall again be available for grant hereunder.

     5.3 Antidilution. In the event that the outstanding shares of Common Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend, or in the event that there should be any other stock splits, stock dividends or other relevant changes in capitalization occurring after the effective date of this Plan:

          (a) The aggregate number and kind of Restricted Stock, SARs and shares subject to Options which may be granted hereunder shall be adjusted appropriately;

          (b) Rights relating to outstanding Restricted Stock, SARs and Options granted hereunder, both as to the number of subject shares and in the case of Options and SARs, the exercise price, shall be adjusted appropriately; and

          (c) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not the surviving corporation is involved, each outstanding Restricted Stock award and

     Option or SAR granted hereunder shall be forfeited or shall terminate, but the Participant shall have the right, immediately prior to such dissolution, liquidation, merger, or combination, to receive the Common Stock subject to the Restricted Stock award or to exercise his Option or SAR in whole or in part, to the extent that it shall not have been exercised, without regard to any vesting or installment exercise provisions.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, whose determination shall be final, and any such adjustment may provide for the elimination of fractional share interests.

                                   ARTICLE VI

                                    OPTIONS


     6.1 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Long-Term Incentive Plan Agreement dated as of the Date of Grant and executed by the Company and the Participant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an Option or the exercisability of all or a portion of an Option. The Long-Term Incentive Plan Agreement shall set forth such terms and conditions as may be determined by the Committee to be consistent with the Plan, but may include additional provisions and restrictions, provided that they are not inconsistent with the Plan.



     6.2 Option Price. The per share Option price of the Common Stock subject to each Option shall be determined by the Committee, but, except as otherwise provided in Article IX(a), the per share price shall not be less than the Fair Market Value of the Common Stock on the date the Option is granted.



     6.3 Option Period. Each Option granted hereunder may be granted at any time after the effective date of the Plan and prior to the termination of the Plan, provided that no Incentive Stock Option may be granted at any time more than ten years after this Plan has been adopted by the stockholders of the Company. The period for the exercise of each Option shall be determined by the Committee provided, however, that (i) except as otherwise expressly provided in this Plan, the Committee may, in its discretion, terminate outstanding Options or accelerate the exercise dates thereunder, upon 60 days written notice given to the Participant and (ii) the period during which each Incentive Stock Option may be exercised shall be not later than ten years from the date such Incentive Stock Option is granted, provided that Incentive Stock Options granted to a "10-percent owner" (as defined in Article IX) must be exercised within five years from the date thereof.


     6.4 Option Exercise.


          (a) Options granted hereunder may not be exercised unless and until the Participant shall have been or remained in the employ of the Company or its Subsidiaries for six months (or such longer time as may be established by the Committee) from and after the date such Option was granted, except as otherwise provided in Section 6.7 hereof.


          (b) Options may be exercised in whole at any time, or in part from time to time, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option price for the number of shares of the Common Stock with respect to which the Option is then being exercised. In addition to and at the time of payment of the Option price, Participant shall pay to the Company in cash or in Common Stock the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of such Participant resulting from such exercise.

          (c) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option under this Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or association upon the trading system of which such shares of Common Stock are then listed or traded and under any state securities laws applicable to such Common Stock.

     6.5 Payment. The purchase price for shares of Common Stock purchased upon exercise of Options shall be paid in cash, in shares of Common Stock of the Company (not subject to limitations on transfer) valued at the then Fair Market Value of such shares, or a combination of cash and such Common Stock.

     6.6 Transferability of Options. No Option granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, in whole or in part, except (a) by will or by the laws of descent and distribution,
(b) pursuant to a domestic relations order, (c) to one or more of the Participant's Immediate Family Members (as defined below), (d) to a trust or trusts for the exclusive benefit of one or more of the Participant's Immediate Family Members, (e) to a partnership in which one or more of the Participant's Immediate Family Members are the only partners, (f) to a limited liability company in which one or more of the Participant's Immediate Family Members are the only members, (g) to a person for whom the Participant is legal guardian,
(h) to such other persons or entities as may be approved in writing by the Committee prior to such transfer. For purposes of this Section 6.6 and of
Section 7.9, the term "Immediate Family Member" shall mean any child, stepchild, grandchild, sibling, spouse of any of the foregoing, spouse, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, niece, nephew, aunt, or uncle and shall include adoptive relationships. Subsequent transfers of an Option, or any portion thereof, may only be made in accordance with the provisions of this Section 6.6 and may be made from a transferee back to the Participant. Following any transfer of an Option or any portion thereof, such Option shall continue to be subject to all of the terms and conditions to which it was subject immediately prior to such transfer, including the terms and conditions relating to the termination of such Option resulting from the Participant's death or other termination of employment, and the Company shall have no obligation to notify any transferee of such death or other termination of employment. Except as otherwise provided in this Section 6.6, during the lifetime of a Participant the Option shall be exercisable only by him, or, in the case of a Participant who is mentally incapacitated, the Option shall be exercisable by his guardian or legal representative. No transfer of an Option by a Participant pursuant to the provisions of this Section 6.6 shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and such other evidence as the Committee may deem necessary to establish the validity of the transfer or transfers and the acceptance of the terms and conditions of such Option.

     6.7 Effect of Death or Other Termination of Employment.


          (a) Except as otherwise provided in this Section 6.7, if, prior to a date six months from the Date of Grant of an Option (or such longer time as may be established by the Committee), the Participant's employment with the Company and its Subsidiaries shall be terminated by the Company or Subsidiary for any reason, or by the act of the Participant, the Participant's right to exercise such Option shall terminate and all rights thereunder shall cease.



          (b) If, on or after six months from the Date of Grant (or such longer time as may be established by the Committee), a Participant's employment with the Company and its Subsidiaries shall be terminated for any reason other than elimination of a Participant's position at the Company, death, retirement on or after his sixty-fifth birthday, retirement on or after age 55, retirement on or after age 50 but on or after a date on which a Participant's age plus years of service equals or exceeds 65, permanent and total disability, serious misconduct, or a separation negotiated between a Participant and the Company, the Participant shall have the right, during the period ending 60 days after such termination, to exercise such Option to the extent that it was exercisable at the date of such termination of employment and shall not have been exercised provided, however, that such time period may be shortened in accordance with the provisions of Section
     6.3 if a shortened exercise period is applied to Optionees in general.


          (c) If a Participant shall die at any time after the Date of Grant and while in the employ of the Company or its Subsidiaries or within 60 days after termination of such employment, the executor or administrator of the estate of the decedent or the person or persons to whom an Option granted hereunder shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution shall have the right, during the period ending three years after the date of the Participant's death, to exercise the Participant's Option, provided, however, such time period may be shortened in accordance with the provisions of Section 6.3 if a shortened exercise period is applied to

     Participants in general, and further provided that if a Participant dies within 60 days after termination of employment, the Option may be exercised only to the extent that it was exercisable at the date of termination of employment and shall not have been exercised.

          (d) If a Participant's employment with the Company and its Subsidiaries should terminate because the Participant shall retire on or after his sixty-fifth birthday or become permanently and totally disabled at any time after the Date of Grant, the Participant (or in the case of a Participant who is mentally incapacitated, his guardian or legal representative) shall have the right, during a period ending three years after such retirement or disability, to exercise such Option, provided, however, such time period may be shortened in accordance with the provisions of Section 6.3 if a shortened exercise period is applied to Optionees in general.

          (e) If a Participant's employment with the Company and its Subsidiaries should terminate because the Participant shall on or after his fifty-fifth birthday or on or after his fiftieth birthday but on or after a date on which the Participants age plus years of service equals or exceeds 65, the Participant shall have the right, during a period ending one year after such retirement, to exercise such Option, provided, however, such time period may be shortened in accordance with the provisions of Section
     6.3 if a shortened time period is applied to Optionees in general.


          (f) If a Participant's employment with the Company and its Subsidiaries shall be terminated by the Company or a Subsidiary because the position held by the Participant has been eliminated by the Company, the Participant shall have the right, during a period ending one year after his employment has been terminated, to exercise such Option, provided, however, such time period may be shortened in accordance with the provisions of
     Section 6.3 if a shortened time period is applied to Optionees in general.



          (g) If a Participant's employment with the Company and its Subsidiaries shall be terminated by the Company or a Subsidiary for serious misconduct, the Participant's right to exercise such Option shall immediately terminate and all rights thereunder shall cease. For purposes of this Plan, the term "serious misconduct" shall include, but not be limited to, embezzlement or misappropriation of corporate funds, other acts of dishonesty, significant activities harmful to the reputation of the Company or the Subsidiaries, a significant violation of Company or Subsidiary policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to the Participant, or a significant violation of any contractual, statutory or common law duty of loyalty to the Company or the Subsidiaries.



          (h) If a Participant's employment with the Company and its Subsidiaries shall be terminated on a negotiated basis, the Participant shall have the right, during a period of time ending on such date after such termination as may be determined by the Committee (in the case of the Participants subject to Section 16 of the Securities Exchange Act of 1934) or by management (in the case of any other Participant), but in no event longer than three years or shorter than 60 days, to exercise such Option.


     6.8 Rights as Stockholder. Except as otherwise provided pursuant to Section 6.9, a Participant or a transferee of an Option shall have no rights as a stockholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein. Nothing contained herein or in the Long-Term Incentive Plan Agreement shall create an obligation on the part of the Company to repurchase any shares of Common Stock purchased hereunder.


     6.9 Dividend Equivalents. A Participant, whether or not his Options are exercisable, shall, in the sole discretion of the Committee, as determined at the Date of Grant or at any time thereafter, be entitled to receive a cash payment from the Company, as and when cash dividends are payable to the holders of the Common Stock of the Company, in an amount equal to the cash dividend which would be paid to said Participant in respect of all shares subject to such Options were such Participant the holder of such shares on the record date for such cash dividend.

                                  ARTICLE VII

                           STOCK APPRECIATION RIGHTS


     7.1 SAR Grants and Agreement. An SAR may be granted (a) with respect to any nonqualified stock option or Incentive Stock Option granted under this Plan, either concurrently with the grant of such option or (in the case of an Option which is not intended to be qualified performance-based compensation under
Section 162(m) of the Code) at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the option), or (b) alone, without reference to any related option. Each SAR granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a Long-Term Incentive Agreement dated as of the Date of Grant and executed by the Company and the Participant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Long-Term Incentive Agreement shall set forth such terms and conditions as may be determined by the Committee to be consistent with the Plan, but may include additional provisions and restrictions, provided that they are not inconsistent with the Plan.


     7.2 Number. Each SAR granted to any Participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 5.3. In the case of an SAR granted with respect to a nonqualified stock option or Incentive Stock Option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the Participant exercises the related option.

     7.3 Duration. Subject to earlier termination in a manner similar to that described in Section 6.3 or Section 6.7, the term of each SAR shall be determined by the Committee, but shall not exceed ten years and one day from the Date of Grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the option, if any, to which it relates is exercisable. No SAR may be exercised during the first six months of its term (or such longer period as may be established by the Committee). Except as provided in the preceding sentence, the Committee may in its discretion accelerate the exercisability of any SAR in a manner similar to that described in Section 6.3.


     7.4 Exercise. An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the Participant wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising Participant certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.5.


     7.5 Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers of the Company, shall comply with all requirements of the Securities Exchange Act of 1934, as amended, and regulations adopted thereunder), the number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

          (a) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or
     (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, which amount shall equal the Fair Market Value of the Common Stock on the Date of Grant; by

          (b) the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing only shares of Common Stock upon the exercise of an SAR, the Committee may elect to pay the holder of the SAR cash or any combination of cash or Common Stock equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

     7.6 Restrictions.


          (a) SARs granted hereunder may not be exercised unless and until the Participant shall have been or remained in the employ of the Company or its Subsidiaries for six months (or such longer time as may be established by the Committee) from and after the date such SAR was granted, except as otherwise provided in Section 6.7 hereof.


          (b) SARs may be exercised in whole at any time, or in part from time to time, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the SAR with respect to a specified number of shares delivered to the Company at its principal office. A Participant shall pay to the Company in cash or in Common Stock the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of such Participant resulting from such exercise.

          (c) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an SAR under this Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange or association upon the trading system of which such shares of Common Stock are then listed or traded and under any state securities laws applicable to such Common Stock.

     7.7 Effect of Death or Other Termination of Employment. All provisions contained in Section 6.7 shall have equal applicability to SARs.

     7.8 Employment Taxes. The Company shall retain the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of the Participant resulting from the exercise of the SAR.


     7.9 Transferability of SARs. No SAR granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, in whole or in part, except (a) by will or by the laws of descent and distribution, (b) pursuant to a domestic relations order, (c) to one or more of the Participant's Immediate Family Members (as defined in Section 6.6), (d) to a trust or trusts for the exclusive benefit of one or more of the Participant's Immediate Family Members, (e) to a partnership in which one or more of the Participant's Immediate Family Members are the only members, (f) to a limited partnership in which one or more of the Participant's Immediate Family Members are the only partners, (g) to a person for whom the Participant is legal guardian, (h) to such other person or entities as may be approved in writing by the Committee prior to such transfer. Subsequent transfers of an SAR, or any portion thereof, may only be made in accordance with the provisions of this Section 7.9 and may be made from a transferee back to the Participant. Following any transfer of an SAR, or any portion thereof, such SAR shall continue to be subject to all of the terms and conditions to which it was subject immediately prior to such transfer, including the terms and conditions relating to the termination of such SAR resulting from the Participant's death or other termination of employment, and the Company shall have no obligation to notify any transferee of such death or other termination of employment. Except as otherwise provided in this Section 7.9, during the lifetime of a Participant the SAR shall be exercisable only by him, or, in the case of a Participant who is mentally incapacitated, the SAR shall be exercisable by his guardian or legal representative. No transfer of an SAR by a Participant pursuant to the provisions of this Section 7.9 shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and such other evidence as the Committee may deem necessary to establish the validity of the transfer or transfers and the acceptance of the terms and conditions of such SAR.

                                  ARTICLE VIII

                                RESTRICTED STOCK


     8.1 Restricted Stock Grant and Agreement. The Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Each grant of Restricted Stock shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Long-Term Incentive Plan Agreement dated as of the Date of Grant and executed by the Company and the Participant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the vesting of all or a portion of the shares of Restricted Stock. The Long-Term Incentive Plan Agreement shall specify the Period(s) of Restriction and the time or times at which such period(s) shall lapse with respect to a specified number of shares of Restricted Stock and shall set forth such other terms and conditions as may be determined by the Committee to be consistent with the Plan, but may include additional provisions and restrictions, provided that they are not inconsistent with the Plan. The Periods of Restriction shall not exceed ten years from the Date of Grant of the Restricted Stock.


     8.2 Nontransferability. Except as provided in Section 8.8 hereof, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Long-Term Incentive Plan Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Long-Term Incentive Plan Agreement.

     8.3 Other Restrictions. The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to a grant of Restricted Stock under this Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange or association upon the trading system of which such shares of Common Stock are then listed or traded and under any state securities laws applicable to such Common Stock.

     8.4 Voting Rights. Participants holding shares of Restricted Stock granted hereunder shall have voting rights with respect to those shares during the Period of Restriction.

     8.5 Dividends and Other Distributions. At the time of an award of shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such shares by the Company, or a specified portion thereof, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed on the underlying shares of Common Stock under Sections 8.2 and 8.3 hereof or (ii) the forfeiture of such shares, and shall be held by the Company for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum to be determined by the Committee. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in
(i) and (ii) of the immediately preceding sentence.


     8.6 Termination of Employment Due to Retirement. If a Participant's employment with the Company and its Subsidiaries terminates because the Participant shall retire on or after his sixty-fifth birthday, the Period of Restriction applicable to the Restricted Stock pursuant to Section 8.2 hereof shall lapse automatically, all related Performance Measures, if any, shall be deemed to have been satisfied at the maximum level and, except as otherwise provided pursuant to the provisions contained in Section 8.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable. In the event that a Participant terminates his employment with the Company or its Subsidiaries by retiring prior to his sixty-fifth birthday, all shares of Restricted Stock shall be forfeited and returned to the Company; provided, however, that the Committee in its sole discretion may waive or modify the restrictions remaining on any or all shares of Restricted Stock.


     8.7 Termination of Employment Due to Death or Disability. If a Participant's employment with the Company and its Subsidiaries terminates because of his death or permanent total disability during the Period of Restriction, the Period of Restriction applicable to the Restricted Stock pursuant to Section 8.2 hereof shall lapse automatically, all related Performance Measures, if any, shall be deemed to have been satisfied at the maximum level and, except as otherwise provided pursuant to the provisions contained in Section 8.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable.



     8.8 Termination of Employment for Reasons Other Than Death, Disability or Retirement. If a Participant's employment with the Company and its Subsidiaries terminates for any reason other than those set forth in Sections 8.6 and 8.7 during the Period(s) of Restriction, any shares of Restricted Stock still subject to restrictions at the date of such termination automatically shall be forfeited and returned to the Company. In the event of an involuntary termination of the employment of a Participant by the Company other than a termination for serious misconduct as defined in Section 6.7(e), the Committee in its sole discretion may waive the automatic forfeiture of any or all such shares.



     8.9 Employment Taxes. The Company shall withhold or the Participant shall pay the Company the full amount of all federal, state and other employment taxes applicable to the taxable income of the Participant at the earlier of (a) the time such rights are not subject to a substantial risk of forfeiture, (b) the time the Participant may transfer the stock free of any substantial risk of forfeiture, or (c) the Participant elects to treat the Restricted Stock as substantially vested pursuant to Section 83(b) of the Code. The Participant shall be obligated to advise the Company of any such election.


                                   ARTICLE IX

                               TEN-PERCENT OWNERS

     Notwithstanding any other provisions of this Plan, the following terms and conditions shall apply to Incentive Stock Options granted hereunder to a "10-percent owner." For this purpose, a "10-percent owner" shall mean a Participant who, at the time the Incentive Stock Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary. With respect to a 10-percent owner:


          (a) the price at which shares of stock may be purchased under an Incentive Stock Option granted pursuant to this Plan shall be not less than 110 percent of the Fair Market Value thereof, said Fair Market Value being determined in the manner described in Section 2.9, above; and


          (b) the period during which any such Incentive Stock Option may be exercised, to be fixed by the Committee in the manner described in Section 6.3, above, shall expire not later than five years from the date the Incentive Stock Option is granted.

                                   ARTICLE X

                                 ANNUAL LIMITS

     Incentive Stock Options shall not be granted to any individual pursuant to this Plan, the effect of which would be to permit such person to first exercise Incentive Stock Options, in any calendar year, for the purchase of shares having a Fair Market Value in excess of $100,000 (determined at the time of grant of the Incentive Stock Options). A Participant hereunder may exercise Incentive Stock Options for the purchase of shares valued in excess of $100,000 (determined at the time of grant of the Incentive Stock Options) in a calendar year, but only if the right to exercise such Incentive Stock Options shall have first become available in prior calendar years.

                                   ARTICLE XI

                           OTHER TERMS AND CONDITIONS


     11.1 Any Incentive Stock Option granted hereunder shall contain such other and additional terms, not inconsistent with the terms of this Plan, which are deemed necessary or desirable by the Committee, which such terms, together with the terms of this Plan, shall constitute such Incentive Stock Option as an "Incentive Stock Option" within the meaning of
Section 422 of the Code.



     11.2 Notwithstanding anything contained herein to the contrary, in the case of any award subject to Performance Measures which is intended to be qualified performance-based compensation under Section 162(m) of the Code, no payment shall be made under any such award until the Committee certifies in writing that the Performance Measures have in fact been achieved.


                                  ARTICLE XII

                               STOCK CERTIFICATES

     12.1 Conditions. The Company shall not be required to issue or deliver any certificate for shares of Common Stock received pursuant to a Restricted Stock award or purchased upon the exercise of any Option or SAR granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

          (a) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

          (b) The obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable;

          (c) The lapse of such reasonable period of time following the Period of Restriction or the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience; and

          (d) Satisfaction by the Participant of all applicable withholding taxes or other withholding liabilities.

     12.2 Legends. The Company reserves the right to legend any certificate for shares of Common Stock conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

                                  ARTICLE XIII

                TERMINATION, AMENDMENT, AND MODIFICATION OF PLAN

     The Board may at any time, upon recommendation of the Committee, terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action shall impair the rights of any holder of an Option or SAR or of Restricted Stock theretofore granted; and further provided, that no such action of the Board without approval of the shareholders of the Company may:

          (a) Increase the total number of shares of Common Stock subject to the Plan, except as contemplated in Sections 5.1 and 5.3 hereof,

          (b) Change the manner of determining the Option price,

          (c) Withdraw the administration of the Plan from the Committee or the Board;

          (d) Extend the maximum Period of Restriction or extend the maximum period or reduce the minimum period during which Options or SARs may be exercised, or

          (e) Change the Class of people who may become participants in the Plan;

provided further, that, except to the extent otherwise permitted by Section 6.3, no termination, amendment, or modification of the Plan shall in any manner affect any Restricted Stock, Option or SAR theretofore awarded or granted under the Plan without the consent of the Participant or permitted transferee of the Option, SAR or Restricted Stock.

                                  ARTICLE XIV

                                 MISCELLANEOUS


     14.1 Employment. Nothing in the Plan, in any Option, Restricted Stock or SAR awarded or granted hereunder, or in any Long-Term Incentive Plan Agreement relating thereto shall confer upon any employee the right to continue in the employ of the Company or any Subsidiary.



     14.2 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary.



     14.3 Plan Binding on Successors. The Plan shall be binding upon the Company, its successors and assigns, and the Participant, his executor, administrator and permitted transferees.



     14.4 Singular, Plural- Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.



     14.5 Headings Not Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.



     14.6 Effective Date. The Plan shall become effective upon its approval by the holders of a majority of the shares of Common Stock of the Company represented at an annual or special meeting of the shareholders of the Company.

                         DEKALB GENETICS CORPORATION
                    PROXY - ANNUAL MEETING OF STOCKHOLDERS
                               January 20, 1998

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated November 24, 1997. Bruce P. Bickner and
H. Blair White, each with full power of substitution, and acting alone, are hereby constituted proxies of the undersigned and authorized to attend the Annual Meeting of Stockholders of DEKALB Genetics Corporation, a Delaware corporation (the "Company"), to be held at the DeKalb County Farm Bureau, 1350 West Prairie Drive, Sycamore, Illinois 60178, on January 20, 1998 at 3:00 P.M., Central Standard Time, or any adjournment or adjournments of such meeting, and to represent and vote all shares of Class A Common Stock of the Company which the undersigned is entitled to vote:

(1) FOR [ ] election of the four (4) nominees for director named in the accompanying Proxy Statement, namely: Bruce P. Bickner, Dr. Charles
        J. Arntzen, Virginia Roberts Holt and H. Blair White and for the terms described in the Proxy Statement.

        INSTRUCTION: To withhold authority to vote for any individual nominee, write each such nominee's name below.
        ------------------------------------------------------------------------
        WITHHOLD [ ] authority to vote for all of the aforementioned nominees as director.


(2) FOR [ ] AGAINST [ ] ABSTAIN [ ] Approval of the amendment to the Restated Certificate of Incorporation of the Company set forth in the Proxy Statement.


(3) FOR [ ] AGAINST [ ] ABSTAIN [ ] Approval of the [AMENDED AND RESTATED] DEKALB Genetics Corporation Long-Term Incentive Plan set forth in the Proxy Statement.



(4) In their discretion, upon any other business that may properly come before the meeting or adjournment thereof.

        This proxy is revocable. The undersigned hereby revokes any proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned.

        THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED HEREIN AND, IN THE ABSENCE OF SUCH SPECIFICATIONS, WILL BE VOTED FOR PROPOSALS
(1), (2) AND (3).


PLEASE MARK, SIGN, DATE AND RETURN          Date:_______________________________
THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.                          [ ] I expect to attend this meeting.

                                            [ ] I do not expect to attend this
                                                meeting.


                                             _________________________________

                                             _________________________________


                                             Please sign exactly as your stock
                                             is registered.  Joint owners should
                                             each sign personally.  Executors,
                                             administrators, trustees, etc.
                                             should so indicate when
                                             signing.

                       INSTRUCTIONS TO CITIBANK, F.S.B.
                 FOR VOTING OF PARTICIPANT'S INTEREST IN THE
           DEKALB GENETICS CORPORATION SAVINGS AND INVESTMENT PLAN



               The undersigned, as a participant in the Company Common Stock Fund of the DEKALB Genetics Corporation Savings and Investment Plan, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated November 24, 1997. Furthermore, Bruce P. Bickner and H. Blair White, each with full power of substitution, and acting the undersigned hereby instructs Citibank, F.S.B., as Trustee, (a) to appoint alone, as proxies of the undersigned; (b) to authorize such proxies to attend the Annual Meeting of Stockholders of DEKALB Genetics Corporation, a Delaware corporation (the "Company"), to be held at the Dekalb County Farm Bureau, 1350 West Prairie Drive, Sycomore, Illinois 60178, on January 20, 1998 at 3:00 P.M., Central Standard Time, or any adjournment or adjournments of such meeting; and (c) to instruct such proxies to represent and vote all shares of Class A Common Stock of the Company which the undersigned is entitled to vote:

                        (To be Signed on Reverse Side)
--------------------------------------------------------------------------------


(1) FOR [ ] election of the four (4) nominees for director named in the accompanying Proxy Statement, namely: Bruce P. Bickner, Dr. Charles
     J. Arntzen, Virginia Roberts Holt and H. Blair White and for the terms described in the Proxy Statement.

     INSTRUCTION: To withhold authority to vote for any individual nominee, write each such nominee's name below.

     ----------------------------------------------------------------------


     WITHHOLD [ ] authority to vote for all of the aforementioned nominees as director.

(2) FOR [ ] AGAINST [ ] ABSTAIN [ ] Approval of the amendment to the Restated Certificate of Incorporation of the Company set forth in the Proxy Statement.


(3)  FOR [ ] AGAINST [ ] ABSTAIN [ ] Approval of the [AMENDED AND
     RESTATED] DEKALB Genetics Corporation Long-Term Incentive Plan set forth in the Proxy Statement.


(4) In their discretion, upon any other business that may properly come before the meeting or adjournment thereof.


          These instructions are revocable. The undersigned hereby revokes any instructions to vote or act with respect to such interest in the Plan heretofore given by the undersigned.


            PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY
         USING THE ENCLOSED ENVELOPE.  IF THIS CARD IS NOT COMPLETED
                 AND RETURNED ON OR BEFORE JANUARY __, 1998,
     THE SHARES REPRESENTING YOUR INTEREST IN THE PLAN WILL NOT BE VOTED.


                                  Date: _________________________

                                  [ ]  I expect to attend this meeting.

                                  [ ]  I do not expect to attend this meeting.


                                  _______________________________
                                              Signature